Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-132296

PROSPECTUS SUPPLEMENT NO. 10

TO

PROSPECTUS DATED APRIL 25, 2008

MDWERKS, INC.

This prospectus supplement should be read in conjunction with our prospectus dated
April 25, 2008 and in particular “Risk Factors” beginning on page 5 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 8-K of MDwerks, Inc., filed with the Securities and Exchange Commission on November 20, 2008.

The date of this prospectus supplement is November 20, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The use of the terms “we,” “us” or “the Company” in this report shall be deemed to mean MDwerks, Inc., unless the context requires otherwise. References in this report to “our subsidiaries” shall be deemed to mean each of MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp., Xeni Medical Billing, Corp. and Patient Payment Solutions, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2008, we, along with our subsidiary Xeni Financial Services, Corp. (“XFS”), entered into a Loan and Securities Purchase Agreement (the “Loan Agreement”) with Debt Opportunity Fund LLLP (“DOF”), pursuant to which DOF will lend the Company up to $10,300,000, subject to a deduction for an original issue discount of 2%. The proceeds from the loan from DOF will be used by us primarily to purchase medicinal preparations prescription workers’ compensation claims from a prospective new client, pursuant to a claims assignment agreement. The claims assignment agreement is currently being negotiated by us and the prospective new client and there can be no assurance that such negotiations will result in a definitive agreement. Until such time as the claims assignment agreement and documents related to the claims assignment agreement are executed, and certain other conditions set forth in the Loan Agreement are satisfied, other than $300,000 previously disbursed to MDwerks for working capital purposes, the proceeds of the loan from DOF will be held in an escrow account. In the event the conditions to the disbursement of the funds in the escrow account are not satisfied on or before December 8, 2008, all proceeds in the escrow account will be returned to DOF.

Pursuant to the Loan Agreement, we issued a Senior Secured Promissory Note, dated November 14, 2008, to DOF in the original principal amount of $10,300,000 (the “DOF Note”). The DOF Note bears interest at the rate of 13% per annum and is payable monthly, in arrears on the first day of each month, commencing on December 1, 2008. Interest will not begin to accrue on amounts held in the escrow account described above, until such time as those amounts are disbursed to us. Principal payments in the monthly amount of $150,000 commence on June 1, 2009 and, subject to events of default specified in the Loan Agreement, the entire amount of principal and accrued but unpaid interest due under the note becomes due and payable on November 14, 2010. To the extent the balance of the loan is not disbursed to us on or before December 8, 2008, DOF will surrender the DOF Note to us for cancellation and we and XFS will reissue a new note in the principal amount actually received by us.

In connection with the Loan Agreement and the financing provided under the Loan Agreement, we, and each of our subsidiaries and DOF entered into security agreements, dated November 14, 2008, pursuant to which we and our subsidiaries granted a security interest to DOF in substantially all of our assets. Each of our subsidiaries also entered into a guaranty agreement to guaranty all obligations under the Loan Agreement and documents entered into in connection with the Loan Agreement.

As partial consideration for the loan provided by DOF we issued to DOF a ten-year Series J Warrant to purchase 9,339,816 shares of our common stock at a price of $1.00 per share (the “Series J Warrant”). In the event the balance of the loan is not disbursed to us on or before December 8, 2008, DOF will surrender the Series J Warrant to us for cancellation.

In connection with the issuance of the Series J Warrant, we and DOF entered into a registration rights agreement, dated November 14, 2008, pursuant to which, among other things, we granted “piggyback” registration rights to DOF for the Series J Warrant.

The following summary description of the material agreements and instruments entered into in connection with the transaction described above is qualified in its entirety by reference to the copies of such material agreements and instruments filed as exhibits to this Current Report on Form 8-K.

Loan and Securities Purchase Agreement

The Loan Agreement provides for the loan to us by DOF of up to $10,300,000, subject to a deduction for an original issuance discount of 2%. The Loan Agreement provides that funded amounts under the Loan Agreement shall be funded into an escrow account with DOF’s counsel serving as Escrow Agent. The release of the funded amounts from the escrow account are subject to various conditions, including the entry into a definitive claims purchase agreement, controlled account agreement and related documents with the prospective new client; the compliance by us and XFS with the covenants contained in the Loan Agreement; the representations and warranties contained in the Loan Agreement being true and correct; no change occurs with respect to us or XFS that results in a Material Adverse Effect (as defined in the Loan Agreement).

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The Loan Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our common stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) liquidate or sell a substantial portion of our assets; (v) enter into transactions that would result in a Change of Control (as defined in the Loan Agreement); (vi) amend our charter documents in a way that adversely affects the rights of DOF; (vii) except through XFS, make loans to, or advances or guarantee the obligations of, third parties; (viii) make intercompany transfers; (ix) engage in transactions with officers, directors, employees or affiliates; (x) divert business to other business entities; (xi) make investments in securities or evidences of indebtedness (excluding of loans made by XFS) in excess of $250,000 in a calendar year; and (xii) file registration statements, until the earlier of: (x) 60 Trading Days following the date that a registration statement or registration statements registering all the shares of Common stock for which the Series J Warrant is exercisable is declared effective by the Commission; and (y) the date the shares of Common stock for which the Series J Warrant is exercisable are saleable by DOF under Rule 144 under the Securities Act without limitation as to volume or manner of sale.

Events of default under the Loan Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (iv) the failure to timely deliver shares of common stock upon conversion of the Series B Preferred Stock or exercise of the Series H Warrant ; (v) default in the payment of indebtedness in excess of $250,000; (vi) a judgment entered against us in excess of $250,000 that continues undischarged or unstayed for thirty-five (35) days after entry thereof; and (vii) insolvency, bankruptcy and similar circumstances.

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The Loan Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and DOF.

DOF Note

The DOF Note bears interest at the rate of 13% per annum and is payable monthly, in arrears on the first day of each month, commencing on December 1, 2008. Interest will not begin to accrue on amounts held in the escrow account described above, until such time as those amounts are disbursed to us. Principal payments in the monthly amount of $150,000 commence on June 1, 2009 and, subject to events of default specified in the Loan Agreement, the entire amount of principal and accrued but unpaid interest due under the note becomes due and payable on November 14, 2010. In the event any payment of principal or interest or both remains unpaid under the DOF Note for a period of ten days or more after the due date thereof, a one-time late charge equivalent to five percent (5%) of each unpaid amount will be charged against us and XFS. Furthermore, in the case of an Event of Default (as defined in the Loan Agreement), the interest rate will be adjusted to 18% per annum. The DOF Note may be prepaid at anytime, in whole or in part without any penalty or premium.

Series J Warrant

On November 14, 2008, we issued to DOF the Series J Warrant. The Series J Warrant is exercisable for an aggregate of 9,339,816 shares or our common stock at a price of $1.00 per share for a period of ten years from the date of issuance. The Series J Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series J Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series H Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series J Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series J Warrant.

Borrower Security Agreements

Pursuant to the terms of the Loan Agreement, we and XFS each entered into a Security Agreement, dated November 14, 2008 with DOF (collectively, the “Borrower Security Agreements”). The Borrower Security Agreements secure our and XFS’ obligations in connection with the Loan Agreement, the DOF Note and the Transaction Documents (as defined in the Loan Agreement). The Borrower Security Agreements provide for a lien in favor of DOF on all of our assets and all of the assets of XFS, except for accounts resulting from the purchase of Prescription Claims (as defined in the Loan Agreement) from clients other than the prospective new client that is the subject of the loan from DOF.

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Guaranty Agreements

Pursuant to the terms of the Loan Agreement, each of our subsidiaries entered into a Guaranty Agreement, dated November 14, 2008, with DOF (collectively, the “Guaranty Agreements”). The Guaranty Agreements provide for unconditional guaranties of our and XFS’ obligations in connection with the Loan Agreement and the Transaction Documents.

Guarantor Security Agreements

Pursuant to the terms of the Loan Agreement, each of our subsidiaries entered into a Guarantor Security Agreement, dated November 14, 2008, with DOF (collectively, the “Guarantor Security Agreements”). The Guarantor Security Agreements provide for liens in favor of DOF on all of the assets of each of our subsidiaries (other than XFS, which entered into one of the borrower Security Agreements described above).

Registration Rights Agreement

Pursuant to the terms of the Loan Agreement, we entered into a Registration Rights Agreement, dated November 14, 2008, with DOF (the “Registration Rights Agreement”). The Registration Rights Agreement requires us, subject to certain exceptions, to include shares of common stock that may be purchased upon exercise of the Series J Warrant in any registration statement that we file until such time as such shares (i) have been sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”) or an effective registration statement or (ii) are eligible for immediate resale under Rule 144.

Item 3.02 Unregistered sales of Equity Securities.

Item 1.01 above is incorporated into this Item 3.02 by reference.

DOF is an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the DOF Note, the Series J Warrant, or the shares of our common stock underlying the Series J Warrant were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

We made this determination based on the representations of DOF, which included, in pertinent part, that DOF is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that DOF was acquiring the securities it was acquiring for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that DOF understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. Thus, the DOF Note, the Series J Warrant, and shares of common stock underlying the Series J Warrant may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

4.1	Loan and Securities Purchase Agreement, dated November 14, 2008, by and among DOF, MDwerks, Inc. and Xeni Financial Services, Corp.

4.2	Senior Secured Promissory Note, dated November 14, 2008, issued by MDwerks, Inc. and Xeni Financial Services, Inc. in the original principal amount of $10,300,000

4.3	Series J Warrant issued to Debt Opportunity Fund LLLP to purchase 9,339,816 shares of common stock at a price of $1.00 per share

4.4	Registration Rights Agreement, dated November 14, 2008, between MDwerks, Inc. and Debt Opportunity Fund, LLLP

10.1	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by Xeni Medical Billing, Corp.

10.2	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by MDwerks Global Holdings, Inc.

10.3	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by Xeni Medical Systems, Inc.

10.4	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by Patient Payment Solutions, Inc.

10.5	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and MDwerks, Inc.

10.6	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Xeni Financial Services, Corp.

10.7	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and MDwerks Global Holdings, Inc.

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10.8	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Xeni Medical Systems, Inc.

10.9	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Xeni Medical Billing, Corp.

10.10	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Patient Payment Solutions, Inc.

99.1	Press Release announcing DOF financing transaction

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: November 20, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.1	Loan and Securities Purchase Agreement, dated November 14, 2008, by and among DOF, MDwerks, Inc. and Xeni Financial Services, Corp.

4.2	Senior Secured Promissory Note, dated November 14, 2008, issued by MDwerks, Inc. and Xeni Financial Services, Inc. in the original principal amount of $10,300,000

4.3	Series J Warrant issued to Debt Opportunity Fund, LLP to purchase 9,339,816 shares of common stock at a price of $1.00 per share

4.4	Registration Rights Agreement, dated November 14, 2008, between MDwerks, Inc. and Debt Opportunity Fund, LLLP

10.1	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by Xeni Medical Billing, Corp.

10.2	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by MDwerks Global Holdings, Inc.

10.3	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by Xeni Medical Systems, Inc.

10.4	Guaranty, dated November 14, 2008, issued to Debt Opportunity Fund, LLLP by Patient Payment Solutions, Inc.

10.5	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and MDwerks, Inc.

10.6	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Xeni Financial Services, Corp.

10.7	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and MDwerks Global Holdings, Inc.

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10.8	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Xeni Medical Systems, Inc.

10.9	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Xeni Medical Billing, Corp.

10.10	Security Agreement, dated November 14, 2008, entered into by and between Debt Opportunity Fund, LLLP and Patient Payment Solutions, Inc.

99.1	Press Release announcing DOF financing transaction

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LOAN AND SECURITIES PURCHASE AGREEMENT

By and Between

MDWERKS, INC.,

XENI FINANCIAL SERVICES, CORP.

and

DEBT OPPORTUNITY FUND, LLLP

DATED NOVEMBER 14, 2008

LOAN AND SECURITIES PURCHASE AGREEMENT

This LOAN AND SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated this 14th day of November, 2008, is made by and between MDWERKS, INC., a Delaware corporation (“MDwerks” or the “Company”), XENI FINANCIAL SERVICES, CORP., a Florida corporation (“XFSC” and along with MDwerks, each a “Borrower” and collectively the “Borrowers”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

WHEREAS, pursuant to the terms and conditions of this Agreement, the Borrowers wish to borrow $10,300,000 from the Lender (the “Loan”) to be evidenced by the issuance of a Senior Secured Promissory Note in the form attached hereto as Exhibit A (the “Note”);

WHEREAS, the Borrowers will use the proceeds from the Loan to purchase medicinal preparations prescription worker’s compensation claims (“Prescription Claims”) from Prospective Client (“XXX”) under the terms and conditions of that certain Prescription Claims Assignment Agreement (the “Claims Purchase Agreement”) between XFSC and XXX to be entered into pursuant to Section 5.8 hereof;

WHEREAS, as part of the agreement to make the Loan, the Lender has requested that MDwerks sell and issue to the Lender a Series J Warrant to purchase an aggregate of 9,339,816 shares of common stock, par value $.001 per share (the “Common Stock”), of MDwerks initially at an exercise price of $1.00 per share in the form attached hereto as Exhibit B (the “Series J Warrant” or the “Warrant”); and

WHEREAS, the Lender desires to provide the Loan to the Borrowers and purchase the Warrant from MDwerks according to the terms hereinafter set forth.

NOW, THEREFORE, the Borrowers and the Lender hereby agree as follows:

ARTICLE I
THE LOAN AND PURCHASE AND SALE OF THE WARRANT

1.1 The Loan and Purchase and Sale of the Warrant. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, (a) the Borrowers will borrow, and the Lender will lend the Borrowers at the closing of the transactions contemplated hereby (the “Closing”), the aggregate amount of up to $10,300,000 under the Note, subject to a deduction for an original issue discount of 2%, less the fee owed to the Lender pursuant to Section 12.9 hereof in the amount of $80,000 (the “Cash Payment”) and (b) MDwerks will issue and sell to the Lender, and the Lender will purchase from MDwerks at the Closing, the Warrant for making the Loan to the Borrowers. The Note will be issued with an original issue discount of two percent (2%). The Borrowers shall receive from the Lender $0.98 for each $1.00 of principal amount of the Note as indicated in Section 1.3 hereof.

1.2 Closing. The Closing shall be deemed to occur at the offices of Bush Ross, P.A., 1801 N. Highland Avenue, Tampa, Florida 33602, at 5:00 p.m. EST on November 14, 2008, or at such other place, date or time as mutually agreeable to the parties (the “Closing Date”).

1.3 Closing Matters. Subject to the terms and conditions hereof, the following actions shall be taken:

(a) On the Closing Date, (i) the Borrowers will deliver to the Lender the documents set forth in Section 5.4 hereof, (ii) the Lender shall advance $1,500,000 under the Note by, after applying the 2% original issue discount of $30,000, delivering the sum of $1,470,000, less the Cash Payment of $80,000, by wire transfer of immediately available funds in the form of (A) $1,090,000 to the Escrow Account (as defined in Section 1.4) to be held by the Escrow Agent and (B) $300,000 in accordance with instructions of the Borrowers.

(b) After the Closing Date, the Lender shall advance an additional $8,800,000 under the Note by, after applying the 2% original issue discount, delivering $8,624,000 to the Escrow Agent by wire transfers to the Escrow Account consisting of no more than six (6) separate financings with at least two (2) such financings occurring during each calendar week beginning with the first full calendar week following the Closing Date (each such subsequent payment referred to herein as a “Subsequent Funding” with all such payments into the Escrow Account referred to herein as the “Funded Amount”).

1.4 Escrow.  The Lender has agreed that the Funded Amount pursuant to clauses (a) and (b) of Section 1.3 above will be deposited in an escrow account (the “Escrow Account”) to be held and released by the Escrow Agent (as defined in the Escrow Agreement) pursuant to the terms of an Escrow Agreement, substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”). Subject to the terms of the Escrow Agreement, the Funded Amount shall be released to Borrowers by wire transfer to the Claims Purchase Account (as defined in Section 5.9) upon satisfaction (or waiver) of the conditions set forth in Article V below, or returned to the Lender, if each of the conditions set forth in Article V below is not satisfied (or waived) by December 8, 2008 (the “Funding Date”). In the event that the Funded Amount is returned to the Lender hereunder, the Lender shall promptly return the Note and the Warrant to the Borrowers for cancellation; provided, however, the Borrowers shall reissue the Note to the Lender in the amount of such sums actually received by the Borrowers, inclusive of the Cash Payment, pursuant to this Agreement.

1.5 Claim Purchases.

(a) Segregation of Funds. Except as otherwise provided in this Agreement, the proceeds from the Loan and any and all amounts received from the collection and processing of Prescription Claims purchased under the Claims Purchase Agreement (the “Restricted Funds”) shall be deposited in the Claims Purchase Account and segregated at all times from the operating funds of the Borrowers and any other accounts held by the Borrowers.

(b) Removal of Restricted Funds. The Borrowers shall not remove Restricted Funds from the Claims Purchase Account except upon receipt, and then only to the extent, of the Lender’s prior written consent, which may be withheld in the Lender’s sole discretion; provided, however, that the Borrowers may use Restricted Funds to (i) purchase additional Prescription Claims as provided in this Section 1.5 and (ii) make payments to XXX in accordance with the Claims Purchase Agreement provided that the Borrowers deliver written notice of any payment to be made to XXX to Lender at least ten (10) days prior to making such payment. Every thirty (30) days, the Lender and Borrowers shall conduct a meeting in person or via teleconference at a mutually agreeable time, date and location to review the status of, and adequacy of amounts in, the Claims Purchase Account and to discuss the potential release of funds from the Claims Purchase Account to an operating account of XFSC (any such released funds shall be referred to as “Permitted Withdrawals”); provided, however, such release shall be the sole discretion of the Lender.

(c) Notice of Proposed Purchase. At least three (3) Trading Days prior to the purchase of any Prescription Claims under the Claims Purchase Agreement (a “Proposed Purchase”), Borrowers shall submit a written request to the Lender identifying the specific Prescription Claims included in the Proposed Purchase and the total amount and date of the Proposed Purchase. Provided that the conditions in Section 1.5(d) are met, Borrowers shall be entitled to use the Restricted Funds for the Proposed Purchase to the extent that the sum of the Restricted Funds and Acceptable Receivables exceeds the aggregate principal amount of all Advances (the “Borrowing Base”). As used in this Agreement, “Acceptable Receivables” means the purchased Prescription Claims for which XFSC has not received payment, but excluding the following Prescription Claims: (i) any Prescription Claim or portion thereof that remains unpaid 180 days or more after the Prescription Claim was submitted for payment; (ii) any Prescription Claim or portion thereof with respect to which any Borrower has received notice of a claim or dispute over payment; (iii) any Prescription Claim submitted for payment to an entity that is insolvent, the subject of bankruptcy proceedings or out of business; (iv) any Prescription Claim not subject to a duly perfected, first-priority security interest in the Lender’s favor or which is subject to any Lien (as defined in Section 8.3) in favor of any Person (as defined in Section 3.13) other than the Lender; (v) Prescription Claims owed by an obligor, regardless of whether otherwise eligible, if 25% or more of the total amount of Prescription Claims due from such obligor is ineligible under sub-clauses (i) or (ii) above; (vi) Prescription Claims, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

(d) Conditions Precedent to Purchases. The Borrowers’ ability to use Restricted Funds for a Proposed Purchase shall be subject to the further conditions precedent that:

(i) An Event of Default has not occurred and is not continuing or an Event of Default would not result from the Proposed Purchase;

(ii) No default has occurred and is continuing by either XXX or XFSC with respect to the Claims Purchase Agreement;

(iii) The representations and warranties contained in this Agreement or contained in the other Transaction Documents are true and correct as of the date of the Proposed Purchase, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

(iv) The Prescription Claims set forth in the Proposed Purchase are to be purchased under the terms of and in accordance with the Claims Purchase Agreement;

(v) The Borrowers shall have provided to the Lender a certificate, in form and detail reasonably satisfactory to the Lender, setting forth the calculation of the available Borrowing Base, executed on behalf of the Borrowers by officers of the Borrowers (the “Borrowing Base Certificate”), and the Lender shall be satisfied that the Proposed Purchase does not exceed the available Borrowing Base; and

(vi) Since the date of the most recently filed financial statements of the Borrowers, there has been no change in either of the Borrowers’ business, properties or condition (financial or otherwise) that has had or would have a Material Adverse Effect (as defined in Section 3.1).

Each request for a Proposed Purchase by the Borrowers shall constitute a representation and warranty by each Borrower that the conditions contained in this Section 1.5(d) have been satisfied.

ARTICLE II
SECURITY DOCUMENTS

2.1  Security Documents.

(a) Security Agreement and Collateral Assignment. All of the obligations of the Borrowers under the Note shall be secured by a lien on all the personal property and assets of the Borrowers now existing or hereinafter acquired granted pursuant to (i) a security agreement from each Borrower dated of even date herewith between each of the Borrowers and the Lender in the form attached hereto as Exhibit D (“Security Agreements), and (ii) such other documents as the Lender may reasonably require from Borrowers to secure its interests under this Agreement.

(b) Guaranty. All of the obligations of the Borrowers under the Note shall be guaranteed pursuant to a guaranty agreement in the form attached hereto as Exhibit E (“Guaranty Agreement”) by each of the following subsidiaries of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”): MDwerks Global Holdings, Inc., a corporation, organized under the laws of the State of Florida (“MGHI”), Xeni Medical Systems, Inc., a corporation organized under the laws of the State of Delaware (“XMSI”), Xeni Medical Billing, Corp., a corporation organized under the laws of the State of Delaware (“XMBC”), and Patient Payment Solutions, Inc., a corporation organized under the laws of the State of Florida (“PPS”).

(c) Guarantor Security Documents. All of the obligations of each Subsidiary under its Guaranty Agreement shall be secured by a lien on all the personal property and assets of such Subsidiary now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between such Subsidiary and the Purchaser in the form attached hereto as Exhibit F (“Guarantor Security Agreement”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Each of the Borrowers hereby represents and warrants to the Lender as of the date of this Agreement as follows:

3.1 Organization and Qualification. Each Borrower is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Each Borrower is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Borrowers and the Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of a Borrower to perform its obligations in all material respects under the Transaction Documents.

3.2  Subsidiaries. MDwerks has no other subsidiaries other than the Subsidiaries, and XFSC has no subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary and XFSC, free and clear of any and all Liens, except Permitted Liens (as defined in Section 8.3), and all the issued and outstanding shares of capital stock of each Subsidiary and XFSC are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3 Compliance.

(a) Neither any Borrower nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by any Borrower or any Subsidiary under), nor has any Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such that, individually or in the aggregate, such default(s) and violations(s) would not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) The business of each Borrower and each Subsidiary is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self regulatory organization and Trading Market applicable to any Borrower or any Subsidiary), except such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. Each Borrower has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect, and each Borrower has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing. For purposes of this Agreement, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market.

3.4 Capitalization.

(a) As of the date hereof and without giving effect to the sale of the Warrant at Closing as contemplated hereby, the Company’s authorized capital stock consists of (1) 200,000,000 shares of Common Stock, par value $.001 per share, of which 14,370,208 shares are outstanding and (2) 10,000,000 shares of preferred stock, par value $.001 per share, of which (x) 1,000 shares have been designated as Series A Convertible Preferred Stock, par value $0.001 per share, of which 2 shares are outstanding, and (y) 1,500 shares have been designated as Series B Preferred Stock, par value $0.001, of which 1,000 shares are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable. 110,702,017 shares of Common Stock are reserved for issuance upon the exercise or conversion of all outstanding warrants, convertible notes, options, or other securities exchangeable, convertible or exercisable into shares of Common Stock.

(b) Except for the Warrant, or as disclosed in the SEC Documents (as defined in Section 3.14):

(i) no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any Liens or encumbrances suffered or permitted by the Company;

(ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of any Borrower or any Subsidiary, or contracts, commitments, understandings or arrangements by which any Borrower or any Subsidiary is or may become bound to issue additional shares of capital stock of any Borrower or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of any Borrower or any Subsidiary;

(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.13 hereof) of any Borrower or any Subsidiary in excess of $100,000 or by which a Borrower or a Subsidiary is or may become bound and involves Indebtedness in excess of $100,000;

(iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with any Borrower or any Subsidiary;

(v) there are no agreements or arrangements under which any Borrower or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”);

(vi) there are no outstanding securities or instruments of any Borrower or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any Borrower or any Subsidiary is or may become bound to redeem a security of a Borrower or a Subsidiary;

(vii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Warrant; and

(viii) neither of the Borrowers has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.5 Issuance of the Warrant.

(a) The Warrant to be issued hereunder is duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing Date, the Company has authorized and has reserved free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrant (the “Warrant Shares”).

(b) The Warrant Shares, when issued and paid for upon exercise of the Warrant will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

(c) Assuming the accuracy of each of the representations and warranties made by the Lender and set forth in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Warrant by the Lender or other Persons), the issuance by the Company to the Lender of the Warrant is exempt from registration under the Securities Act.

3.6 Authorization; Enforcement; Validity. Each Borrower has the respective requisite corporate power and authority to enter into and perform, as applicable, its obligations under this Agreement, the Registration Rights Agreement to be entered into between the Company and the Lender on even date herewith in the form attached hereto as Exhibit G (the “Registration Rights Agreement”), the Security Agreement, the Note, the Warrant, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Note and the Warrant (including without limitation, the Warrant Shares) in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by each Borrower and the consummation by each Borrower of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note and the Warrant, have been duly authorized by its Board, and no further consent or authorization is required by either of the Borrowers, their respective Boards or stockholders. This Agreement, the Note and the other Transaction Documents have been duly executed and delivered by each Borrower, as applicable, and constitute the legal, valid and binding obligations of each Borrower enforceable against the Borrowers in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights and remedies generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or by principles of public policy thereunder.

3.7 Dilutive Effect. Each Borrower understands and acknowledges that the Company’s obligation to issue the Warrant Shares upon exercise of the Warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by each Borrower and the consummation by each Borrower of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of any Borrower or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which any Borrower or any Subsidiary is a party (except where such defaults, conflicts, rights of termination, amendment, acceleration or cancellation have been waived or postponed until the fulfillment of the Borrowers’ obligations under the Transaction Documents), or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules and regulations of any governmental or any regulatory agency, self-regulatory organization, or Trading Market applicable to the Company) or by which any property or asset of the Borrowers are bound or affected, except in the case of clauses (ii) and (iii), for such breaches, violations or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 Governmental Consents. Except for (i) filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to disclose the existence of the transactions contemplated by this Agreement, (ii) application(s) to each Trading Market for the listing of the Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, neither Borrower is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental or any regulatory agency, self-regulatory organization or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Each Borrower is unaware of any facts or circumstances relating to any Borrower or any Subsidiary that might prevent any Borrower from obtaining or effecting any of the foregoing.

3.10 Registration and Approval of Sale of Securities. Based in material part upon the representations and warranties herein (and in the other Transaction Documents) of the Lender, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Warrant hereunder (except in the case of state securities laws, for any failures to comply that, individually or in the aggregate, will not have a Material Adverse Effect). Assuming the accuracy of the representations and warranties in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Warrant by the Lender or other Persons), no registration under the Securities Act is required for the offer and sale of the Warrant by the Company to the Lender as is contemplated hereby. Neither the Company nor any Person acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Warrant or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to either (a) bring the issuance and sale of the Warrant under the registration provisions of the Securities Act or applicable state securities laws, or (b) trigger shareholder approval provisions under the rules or regulations of any Trading Market. Neither the Company nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has: (x) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Warrant; or (y) directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Warrant pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Warrant pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates that it controls or Persons acting on its or their behalf engage in any form of general solicitation or take any action or steps that would cause the offering of the Warrant to be integrated with other offerings.

3.11 Placement Agent’s Fees. No brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by any Borrower or any Subsidiary. The Borrowers agree that they shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Lender or any of its affiliates) relating to or arising out of the transactions contemplated hereby. The Borrowers shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

3.12 Litigation. Except as disclosed in Schedule 3.12 or as disclosed in the SEC Documents, there is no action, suit, written notice of violation, or written notice of any proceeding pending or, to the knowledge of the Borrowers, threatened against or affecting the Common Stock or any Borrower, any Subsidiary or any of their respective executive officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), self regulatory authority or Trading Market (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Warrant or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the Borrowers’ knowledge, neither the Borrowers nor any Subsidiary, nor any director or executive officer thereof (in his/her capacity as such), is or, within the last five years, has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or threatened in writing, any investigation by the United States Securities and Commission (the “Commission” or “SEC”) involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Borrowers, threatened in writing against or involving either of the Borrowers or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against either of the Borrowers or any executive officers or directors of the Borrowers in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.13 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither any Borrower nor any Subsidiary (a) has any outstanding Indebtedness (as defined below in this Section 3.13), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Borrowers’ officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3.14 Financial Information; SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Borrowers make no representation as to the information included in any SEC Documents prepared by third parties and included therein, and the Borrowers make no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents. Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, that the Borrowers make no representation as to the information included in any SEC Documents prepared by third parties and included therein, and the Borrowers make no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Borrowers make no representation as to the information included in any SEC Documents prepared by third parties and included therein and the Borrowers make no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and remain subject to year end adjustments, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

3.15 Absence of Certain Changes or Developments. Except as disclosed in Schedule 3.15 attached hereto or as disclosed in the SEC Documents or as contemplated herein and in the Transaction Documents, since December 31, 2007:

(a) there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under Exchange Act, Securities Act, or rules or regulations of any Trading Market, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed;

(b) each Borrower has not:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(ii) borrowed any amount in excess of $250,000 or incurred or become subject to any other liabilities in excess of $250,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Borrower;

(iii) discharged or satisfied any Lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business and payments of principal and interest to Gottbetter Capital Master, Ltd. (“Gottbetter”) and Vicis Capital Master Fund (“Vicis”);

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(x) entered into any material transaction, whether or not in the ordinary course of business that has not been disclosed in the SEC Documents;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) altered its method of accounting, except to the extent required by GAAP;

(xv) issued any equity securities to any officer, director or affiliate (as such term is defined in Rule 144 of the Securities Act), except pursuant to existing stock option, equity incentive or similar incentive plans; or

(xvi) entered into an agreement, written or otherwise, to take any of the foregoing actions.

3.16 Solvency. No Borrower has taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or similar law. No Borrower has any actual knowledge nor has it received any written notice that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, no Borrower will be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) a Borrower is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) a Borrower intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iii) a Borrower has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.17 Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between a Borrower and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that if made or not made would be reasonably likely to have a Material Adverse Effect.

3.18 Foreign Corrupt Practices. Neither any Borrower, nor any Subsidiary, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions for or on behalf of a Borrower or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.19 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of either Borrower is presently a party to any transaction with any Borrower or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.20 Insurance. Each Borrower and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of a Borrower believes to be prudent and customary in the businesses in which each Borrower and each Subsidiary are engaged. Neither any Borrower nor any Subsidiary has been refused any insurance coverage sought or applied for and neither any Borrower nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.21 Employee Relations. Neither any Borrower nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of a Borrower (as defined in Rule 501(f) of the Securities Act) has notified such Borrower that such officer intends to leave the Borrower or otherwise terminate such officer’s employment with the Borrower. No Executive Officer of a Borrower, to the knowledge of the Borrowers, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the actual knowledge of the Borrowers, the continued employment of each such executive officer does not subject any Borrower or any Subsidiary to any liability with respect to any of the foregoing matters. Each Borrower and each Subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.22 Title. Except as set forth in the SEC Documents, each Borrower and each Subsidiary have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all Liens (except for Permitted Liens). Any real property and facilities held under lease by any Borrower or any Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by any Borrower or any Subsidiary.

3.23 Intellectual Property Rights. The Borrowers and the Subsidiaries own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Neither any Borrower nor any Subsidiary has received a written notice that the Intellectual Property Rights used by any Borrower or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Borrowers, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Borrowers and the Subsidiaries have taken reasonable measures to protect the value of the Intellectual Property Rights.

3.24 Environmental Laws. Each Borrower and each of the Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.25 Tax Matters. Each Borrower and each of the Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each Borrower know of no basis for any such claim.

3.26 Sarbanes-Oxley Act; Internal Accounting and Disclosure Controls. The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries and XFSC, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP and the applicable requirements of the Exchange Act.

3.27 Investment Company Status. The Company is not, and immediately after receipt of payment for the Warrant will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

3.28 Material Contracts. Each contract of a Borrower that involves expenditures or receipts in excess of $250,000 (each, a “Material Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. Each Borrower is and has been in full compliance with all applicable terms and requirements of each its Material Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give a Borrower or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. Each Borrower has not given or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract.

3.29 [Intentionally Omitted].

3.30 No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Borrowers to arise, between the Borrowers and the accountants formerly or presently employed by the Borrowers.

3.31 Senior Debt. Except as disclosed in the SEC Documents, there is no Indebtedness of a Borrower that is senior to or ranks pari passu with the Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution.

3.32 Manipulation of Price. Each Borrower has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrant.

3.33 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such maintenance requirements.

3.34 Application of Takeover Protections. Each Borrower and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the respective Certificates of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Lender as a result of the Lender and the Borrowers fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Warrant and the Lender’s ownership of the Warrant.

3.35 Disclosure. All written disclosure provided to the Lender regarding each Borrower, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Borrowers are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided however, the Borrowers make no representation as to studies and reports prepared by third parties not engaged by the Borrowers and included in the materials delivered to Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Lender hereby represents and warrants to the Borrowers as of the date of this Agreement as follows:

4.1 Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 Own Account. The Lender understands that the Warrant is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law and is acquiring the Warrant as principal for its own account and not with a view to or for distributing or reselling such Warrant or Warrant Shares or any part thereof except in compliance with the Securities Act, has no present intention of distributing the Warrant or Warrant Shares and has no arrangement or understanding with any other persons regarding the distribution of the Warrant or Warrant Shares (this representation and warranty not limiting the Lender’s right to sell the Warrant or Warrant Shares pursuant to a Registration Statement (defined below) or otherwise in compliance with applicable federal and state securities laws), except in compliance with the Securities Act. The Lender is acquiring the Warrant hereunder in the ordinary course of its business. The Lender does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Warrant or Warrant Shares.

4.3 Lender Status. At the time the Lender was offered the Warrant, it was, and at the date hereof it is, and on each date on which it exercises any warrant issued by the Company, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

4.4 Experience of Such Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant and the shares issuable thereunder, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Warrant and the shares issuable thereunder and, at the present time, is able to afford a complete loss of such investment.

4.5 General Solicitation. The Lender is not purchasing the Warrant as a result of any advertisement, article, notice or other communication regarding the Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6 No Short Position. Neither the Lender nor any of its affiliates has an open short position in the Common Stock of the Company. From and after Closing, the Lender will not use any share of Common Stock acquired pursuant to this Agreement to cover any short position until such time as the Registration Statement covering such share of Common Stock has been declared effective by the Commission. For purposes of this Agreement a “short sale” or “short position” includes, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

ARTICLE V
CONDITIONS TO CLOSING OF THE PURCHASER

The obligation of the Lender to make the Loan and purchase the Warrant at the Closing is subject to the fulfillment to the Lender’s satisfaction on or prior to the Closing Date of each of the conditions set forth in Sections 5.1 through 5.7 below, any of which may be waived by such Lender. The obligation of the Lender to make an advance in connection with a Subsequent Funding is subject to the fulfillment to the Lender’s satisfaction on or prior to the date of each such Subsequent Funding of each of Sections 5.2 though 5.7 below, any of which may be waived by such Lender. The release of funds from the Escrow Account is subject to the fulfillment to the Lender’s satisfaction on or prior to the date of such release of each of Sections 5.2 through 5.10 below, any of which may be waived by such Lender.

5.1 Other Agreements and Documents. The Borrowers shall have delivered the following agreements and documents:

(a) The Note in the form of Exhibit A attached hereto, executed by the Borrowers;

(b) The Series J Warrant in the form of Exhibit B attached hereto;

(c) The Escrow Agreement in the form of Exhibit C attached hereto;

(d) The Security Agreement in the form of Exhibit D attached hereto, executed by each Borrower;

(e) The Guaranty Agreement in the form of Exhibit E attached hereto, executed by each Subsidiary;

(f) The Guarantor Security Agreement in the form of Exhibit F attached hereto, executed by each Subsidiary;

(g) The Registration Rights Agreement in the form of Exhibit G attached hereto, executed by the Company;

(h) An opinion of counsel to the Borrowers, dated the date of the Closing, substantially in the form of Exhibit H hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Lender;

(i) The Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit I attached hereto, shall have been delivered to the Company’s transfer agent;

(j) Financing Statements on Form UCC-1 with respect to the personal property and assets of each Borrower and each Subsidiary as to which the Lender will hold a security interest;

(k) A Certificate of Good Standing from the state of incorporation of each Borrower and each Subsidiary;

(l) A certificate of the Secretary of each Borrower, dated as of the Closing Date, certifying the Board resolutions approving this Agreement and the transactions contemplated hereby and in a form acceptable to Lender;

(m) A certificate of each Borrower’s CEO, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 5.2 and 5.3 of this Agreement and such other matters as the Lender shall reasonably request; and

(n) A completed and duly executed Florida documentary stamp tax return on Form DR-228.

5.2 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date, the date of any Subsequent Funding, and the Escrow Release Date, as applicable, with the same force and effect as if they had been made on and as of the Closing Date, the Subsequent Funding Date, and the Escrow Release Date, as applicable, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

5.3 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Borrowers on or prior to the Closing Date, the Subsequent Funding Date, and the Escrow Release Date, as applicable, shall have been performed or complied with by the Borrowers in all material respects.

5.4 No Impediments. Neither the Borrowers nor the Lender shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Lender to exercise its full rights under the Note or full rights of ownership of the Warrant. At the time of the Closing and the Subsequent Funding, the Loan and purchase of the Warrant by the Lender hereunder shall be legally permitted by all laws and regulations to which the Lender and the Borrowers are subject.

5.5 Trading Markets. The listing or trading of the Warrant Shares on each Trading Market shall have been approved by such Trading Market authority.

5.6 Material Adverse Changes; Investigation. There shall have been no change which would have a Material Adverse Effect on Borrower or any Guarantor since the date of the most recent financial statements of such person delivered to Lender from time to time. No fact shall have been discovered with regard to (a) a Borrower, Subsidiary or XXX or any affiliates thereof or (b) this transaction, which in the Lender’s determination would make the consummation of the transactions contemplated by this Agreement not in the Lender’s best interests.

5.7 Further Assurances. Borrower shall have delivered such further documentation or assurances as Lender may reasonably require.

5.8 Claims Purchase Agreement. The Borrowers shall have delivered the Claims Purchase Agreement in form and substance reasonably satisfactory to the Lender, executed by XFSC and XXX. The Borrowers shall have delivered to the Lender irrevocable instructions, signed by Total Bank and XFSC, to deposit all claims receipts into the Claims Purchase Account, and otherwise in form and substance reasonably satisfactory to the Lender.

5.9 Control Agreement. XFSC shall have established a segregated bank account at TotalBank in the name of XFSC (the “Claims Purchase Account”), which shall be (a) the account owned by XFSC identified in the Claims Purchase Agreement, (b) pledged to the Lender as part of the security for the Loan, and (c) governed by an account control agreement in form and substance reasonably satisfactory to the Lender, as the same may be amended, supplemented or otherwise modified from time to time with the prior unanimous written consent of the parties thereto.

5.10 Consent. The Borrowers shall have obtained the consent of Vicis and, if necessary, of Gottbetter to the transactions contemplated hereby and shall have entered in to an agreement with Gottbetter that subordinates any security interest held by Gottbetter to the security interests obtained by the Lender under the Transaction Documents.

ARTICLE VI
CONDITIONS TO CLOSING OF THE BORROWERS

The Borrowers’ obligations to issue the Note and the Company’s obligation to sell the Warrant at the Closing are subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1 Representations. The representations made by the Lender pursuant to Article IV hereof shall be true and correct when made and shall be true and correct on the Closing Date.

6.2  No Impediments. Neither the Borrowers nor the Lender shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of the Lender to exercise full rights of ownership of the Warrant. At the time of the Closing, the making of the Loan and purchase of the Warrant by the Lender hereunder shall be legally permitted by all laws and regulations to which the Lender and the Borrowers are subject.

ARTICLE VII
AFFIRMATIVE COVENANTS

Each of the Borrowers hereby covenants and agrees, so long as any amounts remain outstanding under the Note, as follows:

7.1 Maintenance of Corporate Existence. Each Borrower shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business, except where the failure to maintain such corporate existence, rights, franchises, licenses and rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Lender under any Transaction Document.

7.2 Maintenance of Properties. Each Borrower shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each Borrower shall and shall its subsidiaries to at all times comply with each material provision of all material leases to which it is a party or under which it occupies property.

7.3 Payment of Taxes. Each Borrower shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Borrower and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Borrower or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Warrant, and provided, further, that the Borrower or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

7.4 Payment of Indebtedness. Each Borrower shall, and shall cause its subsidiaries to, pay or cause to be paid when due all Indebtedness incident to the operations of the Borrower or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a Lien (except for Permitted Liens) upon the assets or property of the Borrower or its subsidiaries, except where the Borrower (or its subsidiary, as the case may be) disputes the payment of such Indebtedness in good faith by appropriate proceedings.

7.5 Reservation of Common Stock. The Company shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock not less than one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrant.

7.6 Maintenance of Insurance. Each Borrower shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Borrower or its subsidiaries, in amounts sufficient to prevent the Borrower and its subsidiaries from becoming a co-insurer of the property insured; and the Borrower shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Borrower or its subsidiaries is a party or by which it is bound.

7.7 Notice of Adverse Change. The Borrowers shall promptly give notice to all holders of the Note or Warrant (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a) any Event of Default (as hereinafter defined);

(b) any other event of noncompliance by any Borrower or its subsidiaries under this Agreement in any material respect;

(c) the institution of an action, suit or proceeding against any Borrower or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, would result in a Material Adverse Effect whether or not arising in the ordinary course of business; or

(d) any information relating to a Borrower or any subsidiary which would reasonably be expected to result in a material adverse effect on its inability to perform its obligations of under any Transaction Document.

Any notice given under this Section 7.7 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Borrowers have taken and/or proposes to take with respect thereto.

7.8 Compliance With Agreements. Each Borrower shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Borrower or any of its subsidiaries is a party or by which it or they may be bound.

7.9 Other Agreements. Each Borrower shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Borrower under any Transaction Document.

7.10  Compliance With Laws. Each Borrower shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

7.11  Protection of Licenses, etc. Each Borrower shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Borrower or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them, (except where the failure to defend and protect such licenses and sublicenses would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Lender under any Transaction Document) and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Borrower.

7.12 Accounts and Records; Inspections.

(a) Each Borrower shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Borrower and its subsidiaries in accordance with GAAP applied on a consistent basis.

(b) Each Borrower shall permit the holder(s) of the Note and the Warrant or any of such holder’s officers, employees or representatives during regular business hours of the Borrower, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Borrower and its subsidiaries and to make extracts or copies of the books, accounts and records of the Borrower or its subsidiaries at such holder’s expense.

(c) Nothing contained in this Section 7.12 shall be construed to limit any rights which a holder of the Note or the Warrant may otherwise have with respect to the books and records of any Borrower or its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.13 Maintenance of Office. Each Borrower will maintain its principal office at the address of the Borrower set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement, the Note or the Warrant may be made upon the Borrower, until such time as the Borrower shall notify the holders of the Note and the Warrant in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.14 Use of Proceeds. The Borrowers shall use the proceeds received from the Loan and any amounts received from the collection of Prescription Claims purchased under the Claims Purchase Agreement solely for the purchase of Prescription Claims from XXX pursuant to the Claims Purchase Agreement under the terms and conditions set forth in Section 1.5 of this Agreement, except that the Borrowers may (i) use the $300,000 referred to in Section 1.3(a)(ii)(B) for any business purpose of the Borrowers, (ii) make payments to XXX as permitted in Section 1.4 of this Agreement, and (iii) use Permitted Withdrawals for any business purpose of the Borrowers.

7.15 Payments on the Note. The Borrowers shall make all payments required by the Note in the time, the manner and the form as provided in the Note.

7.16 SEC Reporting Requirements. For so long as the Lender beneficially owns the Warrant, and until such time as all Warrant Shares are saleable by the Lender without restriction as to volume or manner of sale under Rule 144 under the Securities Act, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. As long as the Lender owns the Warrant or Warrant Shares, the Company will prepare and furnish to the Lender and make publicly available in accordance with Rule 144 or any successor rule such information as is required for the Lender to sell the Warrant or Warrant Shares under Rule 144 without regard to the volume and manner of sale limitations. The Company further covenants that it will take such further action as any holder of the Warrant or Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Warrant or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

7.17 Listing Maintenance. The Company hereby agrees to use best efforts to maintain the listing or trading of the Common Stock on a Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Warrant Shares, and will take such other action as is necessary to cause all of the Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of, each such Trading Market on which the Company’s Common Stock is listed or trades.

7.18 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) and shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Security Agreement, the Collateral Assignment, the Guaranty Agreements, the Guarantor Security Agreements, the form of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days (defined below) following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Lender. For purposes of this Agreement, “Trading Day” means any day during which the principal Trading Market on which the Common Stock is listed or traded shall be open for trading.

7.19 Claims Reporting. Within five (5) Trading Days of the end of each calendar month, or more frequently if the Lender reasonably so requires, the Borrowers will deliver, or cause to be delivered, to the Lender each of the following, each of which shall be in form and detail acceptable to the Lender:

(a) A calculation of the unpaid Prescription Claims, Acceptable Receivables, and Restricted Funds set forth on a completed Borrowing Base Certificate, together with collection reports, in each case determined as of the end of the immediately preceding week or a more recent date and certified as true and correct by the Chief Executive Officer of each Borrower. The Borrowers shall also provide the information required by the immediately preceding sentence to the Lender, together with agings of unpaid Prescription Claims submitted for payment, on a monthly basis within 10 days after the end of each month, calculated as of the last day of the month most recently ended. In addition, the Borrowers shall provide a completed Borrowing Base Certificate to the Lender concurrently with any Proposed Purchase.

(b) All reports that XFSC is entitled to access, or has received from XXX, under the Claims Purchase Agreement dated as of the end of the immediately preceding week or a more recent date, including, as such reports are referenced in the Claims Purchase Agreement, a (i) Claim Detail Report, (ii) Accounts Receivable Aging Report, (iii) Weekly and Monthly Payment Report, and (iv) EzMonitor Report.

7.20 Claims Purchase Account. XFSC shall cause TotalBank to permit the holder(s) of the Note and the Warrant or any of such holder’s officers, employees or representatives to have complete, real time, viewing access to the Claims Purchase Account at all times.

7.21 Further Assurances. From time to time, each Borrower shall execute and deliver to the Lender and the Lender shall execute and deliver to the Borrowers such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Transaction Documents.

For purposes of Articles VII-IX, the term “subsidiary” shall be deemed to include each Subsidiary and any subsidiary of the Borrower acquired or formed after the date hereof.

ARTICLE VIII
NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees, so long as any amounts under the Note remain outstanding, it will not (and not allow any subsidiary to), without the prior written consent of the holder(s) of the Note, directly or indirectly:

8.1 Distributions and Redemptions. (i) Except with respect to the Series B Preferred Stock of the Company, declare or pay any dividends or make any distributions to any holder(s) of any shares of capital stock of the Company or (ii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of Common Stock of the Company or warrants or rights to acquire such Common Stock, except as may be required by the terms of the Series B Preferred Stock of the Company; or (iii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of preferred stock of the Company or warrants or rights to acquire such stock, except as may be required by the terms of such preferred stock.

8.2 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

8.3 Liens. Except as provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of a Borrower or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of either Borrower or any subsidiary (each, a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of a Borrower;

(c) liens existing on the date hereof securing Indebtedness of a Borrower or any subsidiary that are senior to liens on the same assets held by the Lender and that are filed prior to the date hereof and disclosed in the SEC Documents;

(d) liens securing Indebtedness of a Borrower or any subsidiary which is in an aggregate principal amount not exceeding $250,000 and which liens are subordinate to liens on the same assets held by the Lender;

(e) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(f) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(g) any attachment or judgment lien not constituting an Event of Default;

(h) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Borrower or any of its subsidiaries;

(i) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(j) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(l) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of a Borrower and its subsidiaries;

(m) the security interest of XXX in the Claims Purchase Account; and

(n) the replacement, extension or renewal of any lien permitted by this Section 8.3 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

All of the foregoing Liens described in subsections (a) – (n) above shall be referred to as “Permitted Liens”.

8.4 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a) Indebtedness to the extent disclosed in the SEC Documents filed prior to the date hereof and otherwise existing on the date hereof;

(b) Indebtedness which may, from time to time be incurred or guaranteed by a Borrower, which in the aggregate principal amount does not exceed $250,000 and is subordinate to the Indebtedness under this Agreement;

(c) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(d) Indebtedness relating to contingent obligations of a Borrower and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of a Borrower and its subsidiaries;

(e) Indebtedness relating to loans from a Borrower to its subsidiaries;

(f) Indebtedness relating to capital leases in an amount not to exceed $250,000;

(g)  accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business.

8.5 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of either Borrower or a subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

8.6 Change of Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of a Borrower, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of a Borrower (except that the acquisition of the Warrant by the Lender shall not constitute a Change in Control for purposes of this Section), (b) a replacement at one time or over time of more than one-half of the members of the Board of a Borrower that is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of a Borrower or any subsidiary of a Borrower in one or a series of related transactions with or into another entity (except in connection with a merger involving a Borrower solely for the purpose, and with the sole effect, of reorganizing that Borrower under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Borrower and do not otherwise adversely impair the rights of the Lender), or (d) the execution by a Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.7 Amendment of Charter Documents. Amend or waive any provision of the Certificate of Incorporation or Bylaws of a Borrower in any way that materially adversely affects the rights of the Lender without the prior written consent of the Lender.

8.8 Loans and Advances. Except for loans and advances outstanding as of the Closing Date and loans and advances to clients through XFSC, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any Person, except for intercompany loans or advances and those provided for in this Agreement.

8.9 Transactions with Affiliates.

(a) Make any intercompany transfers from XFSC of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(b) Engage in any transaction with any of the officers, directors, employees or affiliates of a Borrower or of its subsidiaries, except on terms no less favorable to the Borrower or the subsidiary as could be obtained in an arm’s length transaction.

(c)  Divert (or permit anyone to divert) any business or opportunity of a Borrower or subsidiary to any other corporate or business entity.

8.10 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by a Borrower or any subsidiary, except where the entry into such new lines of business in the aggregate does not involve expenditures by a Borrower or its subsidiaries in excess of $250,000 in a calendar year or the issuance of securities in the aggregate with a value in excess of $250,000 in a calendar year.

8.11 Investments. Make any investments in excess of $250,000 in a calendar year in the aggregate in, or purchase any stock, option, warrant, or other security or evidence of Indebtedness of, any Person (exclusive of any subsidiary), other than (i) obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million; (ii) loans made to, and purchases of accounts receivable of, healthcare providers in the ordinary course of business of XFSC; and (iii) loans in the aggregate amount of $999,298.98 from the Company to PAS.

8.12 Registration Statements. Without the consent of the Lender, file any registration statement with the Commission until the earlier of: (i) 60 Trading Days following the date that a registration statement or registration statements registering all the Warrant Shares is declared effective by the Commission; and (ii) the date the Warrant Shares are saleable by Lender under Rule 144 under the Securities Act without limitation as to volume or manner of sale; provided that this Section shall not prohibit the Company from filing a registration statement on Form S-4 or other applicable form for securities to be issued in connection with acquisitions of businesses by a Borrower or its subsidiaries, or post effective amendments to registration statements that were declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.

8.13  Expand the Board of Directors. Except as required by this Agreement, expand the size of the Board of Directors of a Borrower.

8.14 Restricted Funds. Except as otherwise permitted by this Agreement, use, transfer or pledge the Restricted Funds for any reason.

8.15 No Modification of Claims Purchase Agreement. Without prior written consent of the Lender, which consent will not be unreasonably withheld, conditioned or delayed, XFSC shall not materially amend or modify the Claims Purchase Agreement, or consent to any material amendment or modification of the Claims Purchase Agreement.

ARTICLE IX
EVENTS OF DEFAULT

9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

(a) if a Borrower shall default in the payment of any sums due under the Note or other Transaction Document when the same shall become due and payable; and in each case such default shall have continued without cure for five (5) days after written notice (a “Default Notice”) is given to the Borrowers of such default;

(b) if (i) a Borrower shall default in the performance of any of the covenants contained in Articles VII or VIII hereof and (x) such default shall have continued without cure for ten (10) Trading Days after a Default Notice is given to the Borrowers or (y) such default shall have materially adversely affected the Lender regardless of any action taken by the Borrowers to cure such default; (ii) a Borrower shall default in the performance of any other agreement or covenant contained in this Agreement or the Transaction Documents and such default shall not have been remedied to the satisfaction of the Lender within thirty (30) days after a Default Notice shall have been given to the Borrowers; or (iii) a Borrower or any Guarantor shall default in the performance of any other obligation now or hereafter owed by Borrower or any Guarantor to Lender and such default is not cured within the grace period, if any, provided therein.

(c) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at least one of the following: the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days and such suspension from listing (or listing on an alternate exchange or quotation system) is not cured within ten (10) days after the tenth (10th) consecutive day of such suspension from listing;

(d) the Company’s notice to the Lender, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of Warrant Shares upon exercise of the Warrant;

(e) the Company shall fail to (i) timely deliver the shares of Common Stock upon exercise of a Warrant by the fifth (5th) Trading Day after the date of delivery required therefor or otherwise in accordance with the provisions of the Transaction Documents, (ii) file a Registration Statement in accordance with the terms of the Registration Rights Agreement, or (iii) make the payment of any fees and/or liquidated damages under this Agreement or any Transaction Document, which failure in the case of items (i) and (iii) of this Section is not remedied within five (5) Trading Days after the incurrence thereof and, solely with respect to item (iii) above, five (5) Trading Days after the Lender delivers a Default Notice to the Company of the incurrence thereof;

(f) if any material representation or warranty made in this Agreement, any Transaction Document or in or any certificate delivered by a Borrower or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

(g) a Borrower shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(h)  if a Borrower or its subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(i) if a final judgment which, either alone or together with other outstanding final judgments against a Borrower and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against a Borrower or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof;

(j) a Borrower or any subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(k) a proceeding or case shall be commenced in respect of a Borrower or any subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against a Borrower or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to a Borrower or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

9.2  Remedies.

(a) Upon the occurrence and continuance of an Event of Default, the Lender may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Borrowers, each effective upon dispatch, declare the entire unpaid principal amounts then outstanding under the Note and other Transaction Documents, all interest accrued and unpaid under the Note and other Transaction Documents and all other obligations of the Borrowers to the Lender under this Agreement or any of the other Transaction Documents to be forthwith due and payable. Thereupon, the then outstanding principal amounts under the Note and other Transaction Documents, all such accrued interest and all such other obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, and the Lender may immediately enforce payment of all such amounts and exercise any or all of the rights and remedies of the Lender under this Agreement and other Transaction Documents, including without limitation the right to resort to any or all collateral securing any obligations under the Transaction Documents and exercise any or all of the rights of a secured party pursuant to the Uniform Commercial Code of Florida and other applicable similar statutes in other jurisdictions. The remedy conferred by this Section 9.2(a) shall not be exclusive of any other remedy provided by any Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

(b) The Lender, by written notice or notices to the Borrowers, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(c) In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any amount due under the Note or other Transaction Document, the Borrowers will pay to the Lender such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, actual attorney’s fees, expenses and disbursements. No course of dealing and no delay on the part of a Lender in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Lender’s rights. No right conferred hereby or by any Transaction Document upon the Lender shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

ARTICLE X
CERTIFICATE LEGENDS

10.1 Legend. The Warrant and the certificates representing Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Lender or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Lender to the Company upon exercise of the Warrant in the form of Exhibit I attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in this Section 10.1. Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 10.1 hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to Rule 144, or (iii) if such Warrant Shares are eligible for sale under Rule 144 by the Lender without limitation as to volume or manner of sale, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering such Warrant Shares, if required by the Company’s transfer agent, to effect the removal of the legend hereunder. If all or any portion of the Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares, as the case may be, shall be issued free of all legends. The Company agrees that following the effective date of the registration statement covering Warrant Shares or at such time as such legend is no longer required under this Section 10.1, it will, no later than five (5) Trading Days following the delivery by the Lender to the Company or the Company’s transfer agent of a certificate representing Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Delivery Date”), deliver or cause to be delivered to the Lender a certificate representing such securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Whenever a certificate representing the Warrant Shares is required to be issued to the Lender without a legend, in lieu of delivering physical certificates representing the Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Lender by crediting the account of such Lender’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

10.2 Liquidated Damages. The Borrowers understand that a delay in the delivery of unlegended certificates for the Warrant Shares as set forth in Section 10.1 hereof beyond the Delivery Date could result in economic loss to the Lender. If the Company fails to deliver to a Lender such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Borrowers shall pay to the Lender, in cash, as partial liquidated damages and not as a penalty, for each $500 of Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such securities are submitted to the Company’s transfer agent) subject to Section 10.1, $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit the Lender’s right to pursue actual damages for the Company’s failure to deliver certificates representing any securities as required by the Transaction Documents, and the Lender shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

10.3 Sales by the Lender. The Lender agrees that the removal of the restrictive legend from certificates representing the Warrant or Warrant Shares as set forth in Section 10.1 is predicated upon the Company’s reliance that the Lender will sell any such securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE XI
INDEMNIFICATION

11.1 Indemnification by the Borrowers. Each Borrower, jointly and severally, agrees to defend, indemnify and hold harmless the Lender and shall reimburse the Lender for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the actual fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of any Borrower contained in any Transaction Document or in any certificate, document, or instrument delivered by a Borrower to the Lender pursuant to Section 5.4 hereof; or (b) any action instituted against the Lender or its affiliates, by any stockholder of the Company who is not an affiliate of the Lender, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Lender’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Lender may have with any such stockholder or any violations by the Lender of state or federal securities laws or any conduct by the Lender which constitutes fraud, gross negligence, willful misconduct or malfeasance).

11.2 Indemnification by the Lender. Lender shall defend, indemnify and hold harmless the Borrowers and the Subsidiaries and shall reimburse the Borrowers and the Subsidiaries for, from and against each Loss directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Lender contained in any Transaction Document delivered to the Borrowers or any of its subsidiaries pursuant thereto.

11.3 Procedure.

(a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article XI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

(b) In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense (except that the indemnifying party shall remain responsible for the reasonable fees and expenses of one separate counsel for the indemnified party in the event in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists).

(c) In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder.

(d) The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim. Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(e) Notwithstanding anything in this Article XI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article XI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the Loss is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE XII
MISCELLANEOUS

12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of each Borrower and the Lender.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Lender may transfer or assign its some or all of its rights hereunder, including, without limitation, sell a participation interest in the Loan, and the Borrowers may not assign their rights or obligations hereunder without the consent of the Lender.

12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally, by facsimile, or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified with return receipt, addressed as follows:

if to either of the Borrowers:

MDwerks, Inc.
1020 NW 6th Street
Deerfield Beach, FL 33442
Telephone: (954) 389-8300
Facsimile: (954) 427-5871
Attention: Howard B. Katz, CEO

with a copy (which shall not constitute notice hereunder) to:

Stephen P. Katz, Esq.
Peckar & Abramson, P.C.
70 Grand Avenue
River Edge, NJ 07661
Telephone: (201) 343-3434
Facsimile: (201) 343-6306

if to the Lender:

Debt Opportunity Fund, LLLP
20711 Sterlington Drive
Land O'Lakes, Florida 34638
Phone: (813) 909-2233
Fax: (813) 388-4430

with a copy to:

Brent A. Jones, Esq.
Bush Ross, P.A.
1801 N. Highland Ave.
Tampa, FL 33602
Phone: (813) 224-9255
Fax: (813) 223-9620

Such communications shall be effective immediately if delivered in person or by confirmed facsimile, upon the date acknowledged to have been received in return receipt, or upon the next business day if sent by overnight courier service.

12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the holder(s) of the Note or Warrant upon any breach or default of a Borrower under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

12.9 Expenses. The Borrowers shall bear their own expenses and legal fees incurred on their behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and shall pay all documentary stamp or similar taxes imposed by any authority upon the transactions contemplated by this Agreement or any Transaction Document. Without requiring any documentation therefor, the Borrowers will reimburse the Lender $80,000 for all fees and expenses incurred by it with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Lender. Such reimbursement shall be paid on the Closing Date by the Lender deducting such $80,000 from the Purchase Price as provided in Section 1.1 of this Agreement. The Borrowers shall pay all reasonable, documented third-party fees and expenses incurred by the Lender in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all actual reasonable attorneys’ fees and expenses.

12.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.12  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Loan and Securities Purchase Agreement, as of the day and year first above written.

MDWERKS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

XENI FINANCIAL SERVICES, CORP.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership By: Total Capital Management, LLC, a Florida limited liability company, as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

THIS SENIOR SECURED PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS SECURED PROMISSORY NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), VINCENT COLANGELO, A REPRESENTATIVE OF THE BORROWERS HEREOF WILL, BEGINNING TEN (10) DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). VINCENT COLANGELO MAY BE REACHED AT TELEPHONE NUMBER (954) 389-8300.

SENIOR SECURED PROMISSORY NOTE

Original Issuance Date: November 14, 2008	Original Principal Amount: $10,300,000

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this senior secured promissory note (this “Note”), MDWERKS, INC., a Delaware corporation with its principal place of business at 1020 NW 6th Street, Suite I, Deerfield Beach, FL 33442, and XENI FINANCIAL SERVICES, CORP., a Florida corporation with its principal place of business at 1020 NW 6th Street, Suite I, Deerfield Beach, FL 33442 (each a “Borrower” and collectively the “Borrowers”), jointly and severally, absolutely and unconditionally promise to pay to the order of DEBT OPPORTUNITY FUND, LLLP or registered assigns (the “Payee” or “Holder”), when due, whether upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof), the amount set out above as the Original Principal Amount or so much thereof as may from time to time be advanced hereunder (without deduction for the original issue discount taken by the Holder pursuant to Article I of the Loan and Securities Purchase Agreement of even date herewith between the Borrowers and the Holder (the “Loan Agreement”), each an “Advance” and collectively the “Advances”) and accrued interest thereon as hereinafter provided. All Advances made to the Borrowers shall be recorded by the holder hereof on Schedule A attached to this Note, which schedule is incorporated herein by reference and made a part hereof. This Note is issued in connection with the Loan Agreement, all terms of which are incorporated herein by this reference and hereby made a part of this Note. Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

ARTICLE I
PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT; MATURITY DATE

1.1 Payment of Principal. Commencing on June 1, 2009, the Borrowers shall pay to the Holder monthly payments of principal in the amount of One Hundred Fifty Thousand Dollars ($150,000). All oustanding principal, interest and fees and charges of any kind under the Note shall become due and payable on November 14, 2010 (the “Maturity Date”). Payment of the principal of this Note (and any interest accrued thereon) shall be made in U.S. dollars in immediately available funds.

1.2 Payment of Interest. Interest on the principal under this Note shall accrue at the rate of thirteen percent (13%) per annum (the “Stated Interest Rate”) commencing on the date that the Funded Amount, or any portion thereof, is released to the Borrowers under that certain Escrow Agreement dated November 14, 2008 (the “Escrow Agreement”) by and among the Borrowers, the Lender and Escrow Agent (as defined in the Escrow Agreement), except that interest shall begin accruing with respect to any amounts advanced to the Borrowers outside the Escrow Agreement upon the Borrowers’ actual receipt thereof (inclusive of the Cash Payment), and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable monthly in cash on the first (1st) day of each month, in arrears, commencing December 1, 2008. Interest shall be paid in U.S. dollars in immediately available funds.

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1.3 Payment on Non-Business Days. If the outstanding principal or accrued but unpaid interest under this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of thirteen (13%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

1.4 Late Fee. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more after the due date thereof, a one-time late charge equivalent to five percent (5%) of each unpaid amount shall be charged.

1.5  Adjustment of Stated Interest Rate.

(a) After an Event of Default and acceleration of the Maturity Date by the Holder the Stated Interest Rate shall be adjusted to a rate of eighteen percent (18%) per annum, subject to the limitations of applicable law.

(b) Regardless of any other provision of this Note or other Transaction Document (as defined in the Loan Agreement), if for any reason the interest paid should exceed the maximum lawful interest, the interest paid shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

1.6 Prepayment. This Note may be prepaid at any time, without premium or penalty, in whole or in part, together with accrued interest to the date of such prepayment on the portion prepaid. All prepayments made shall be recorded by the holder hereof on Schedule A attached hereto.

ARTICLE II
SECURITY AND SENIORITY

2.1 Security Interests. All of the obligations of the Borrowers under the Note and Loan Agreement are secured by (a) an unconditional guaranty executed by each of the Subsidiaries (as defined in the Loan Agreement) pursuant to those certain Guaranty Agreements (as defined in the Loan Agreement), (b) a lien on all the assets, tangible and intangible, of the Borrowers now existing or hereinafter acquired granted pursuant to the Security Agreement and Collateral Assignment (as such terms are defined in the Loan Agreement), and (c) the other Transaction Documents.

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ARTICLE III
MISCELLANEOUS

3.1  Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Loan Agreement all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Loan Agreement.

3.2 Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrowers, jointly and severally, hereby promise to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys' fees and other reasonable, third-party collection charges and expenses incurred or sustained by the Holder.

3.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of the Loan Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

3.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, the Loan Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

3.5 Amendments in Writing. No modification or waiver of any provision of this Note, the Loan Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by all parties, and any such modification or waiver shall apply only in the specific instance for which given.

3.6 Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, wherein it was negotiated and executed. IN ANY LAWSUIT IN CONNECTION WITH THIS NOTE, THE HOLDER AND THE UNDERSIGNED CONSENT AND AGREE THAT THE STATE AND FEDERAL COURTS WHICH SIT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OF ALL CONTROVERSIES AND DISPUTES ARISING HEREUNDER. THE HOLDER AND EACH OF THE BORROWERS WAIVES THE RIGHT IN ANY LITIGATION ARISING HEREUNDER (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS NOTE) TO TRIAL BY JURY.

3.7 Successors. The term “Payee” and “Holder” as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

3.8 Notices. All notices, demands or other communications given hereunder shall be in given in accordance with Section 12.6 of the Loan Agreement.

3.9 Certain Waivers. Except as otherwise specifically provided herein, the Borrowers and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Borrowers liable for the payment of this Note.

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3.10 Mutilated, Lost, Stolen or Destroyed Notes. In case this Note shall be mutilated, lost, stolen or destroyed, upon the written request of Holder, the Borrowers shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Borrowers of such loss, theft or destruction and an indemnity also satisfactory to it.

3.11  Transfer and Assignment. The Holder may transfer or assign this Note, including, without limitation, pursuant to the sale of participation rights in the Loan, without the consent of the Borrowers. The Borrowers may not transfer or assign this Note or their obligations hereunder without the consent of the Holder.

3.12 Issue Taxes. The Borrowers shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of this Note pursuant thereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of MDWERKS, INC. and XENI FINANCIAL SERVICES, CORP. has caused this Note to be executed by its authorized officer and to be dated as of the Original Issuance Date above.

MDWERKS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

XENI FINANCIAL SERVICES, CORP.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

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SCHEDULE A

This is the schedule referred to in that certain Senior Secured Promissory Note dated November 14, 2008, executed by MDWERKS, INC., and XENI FINANCIAL SERVICES, CORP. and payable to the order of DEBT OPPORTUNITY FUND, LLLP or registered assigns.

Advances

Date	Advance Amount	Total Unpaid Principal Balance	Notation Made By

The aggregate unpaid principal amount shown on this Schedule shall be rebuttable, presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any loan on this Schedule shall not, however, limit or otherwise affect the obligations of MDWERKS, INC. or XENI FINANCIAL SERVICES, CORP. to pay the principal of and interest on this Note.

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NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MDWERKS, INC.

SERIES J WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-J-1

Number of Shares of Common Stock: 9,339,816

Date of Issuance: November 14, 2008 (“ISSUANCE DATE”)

MDWERKS, INC., a Delaware corporation (the “COMPANY”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DEBT OPPORTUNITY FUND, LLLP (the “LENDER”), the registered holder hereof or its permitted assigns (the “HOLDER”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “WARRANT”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), Nine Million Three Hundred Thirty Nine Thousand Eight Hundred Sixteen (9,339,816) fully paid nonassessable shares of Common Stock (as defined below) (the “WARRANT SHARES”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15 hereof or the Securities Purchase Agreement (as defined below). This Warrant is the Warrant to purchase Common Stock issued pursuant to the Loan and Securities Purchase Agreement dated November 14, 2008 (the “SUBSCRIPTION DATE”), between the Company, Xeni Financial Services, Corp., a Florida corporation, and the Lender (the “SECURITIES PURCHASE AGREEMENT”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “EXERCISE NOTICE”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “AGGREGATE EXERCISE PRICE”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to affect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “EXERCISE DELIVERY DOCUMENTS”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “TRANSFER AGENT”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “SHARE DELIVERY DATE”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue, a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay stamp and similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company shall not be required, however, to pay any transfer tax or similar charge imposed in connection with the issuance and delivery of Warrant shares in any name other than that of the Holder.

(b) Exercise Price. For purposes of this Warrant, “EXERCISE PRICE” means $1.00 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities.

(i) The Company understands that a delay in the delivery of the shares of Common Stock upon exercise of this Warrant beyond the Share Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section by the Share Delivery Date, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $500 of Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such securities are submitted to the Company’s transfer agent), $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Share Delivery Date until such Common Stock certificate is delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates, and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw an Exercise Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section through the date the Exercise Notice is withdrawn. Notwithstanding the foregoing, the Holder shall not be entitled to the damages set forth herein for the delay in the delivery of the shares of Common Stock upon exercise of this Warrant, if such delay is due to causes which are beyond the reasonable control of the Company, including, but not limited to, acts of God, acts of civil or military authority, fire, flood, earthquake, hurricane, riot, war, terrorism, sabotage and/or governmental action, provided that the Company: (i) gives the Holder prompt notice of each such cause; and (ii) uses reasonable efforts to correct such failure or delay in its performance.

(ii) In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon exercise of the Warrant on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon exercise of the Warrant which the Holder anticipated receiving upon such exercise (a “BUY-IN”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon exercise of the Warrant that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, commencing on May 14, 2009, if, at the time of exercise of this Warrant, a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “UNAVAILABLE WARRANT SHARES”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “CASHLESS EXERCISE”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of shares with respect to which this Warrant is then being exercised.

B	=	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises.

(i) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon a Holder of this Warrant providing the Company with sixty-one (61) days notice (the “WAIVER NOTICE”) that such Holder would like to waive this Section with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

(ii) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon a Holder of this Warrant providing the Company with a Waiver Notice that such Holder would like to waive this Section with regard to any or all shares of Common Stock issuable upon exercise of the Warrant, this Section shall be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

(iii) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that the issuance of shares of Common Stock upon such exercise would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company’s obligations under the rules or regulation of the principal exchange upon which shares of the Company’s Common Stock are traded. In such an event, the Company covenants to promptly as possible seek to obtain the necessary shareholder or other approvals necessary to issue the shares of Common Stock upon the exercise of this Warrant.

(g) Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock (an “AUTHORIZED SHARE FAILURE”) to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “REQUIRED RESERVE AMOUNT”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h) Redemption. Except as otherwise explicitly provided for herein, this Warrant is not redeemable or callable by the Company at any time.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock which are Excluded Securities or are deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share (the “NEW ISSUANCE PRICE”) less than a price (the “APPLICABLE PRICE”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “DILUTIVE ISSUANCE”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such shares of Common Stock (underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such shares of Common Stock issuable upon conversion of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale. A change that permits the holder of an Option or Convertible Security to utilize a cashless exercise feature shall not be deemed to decrease the consideration payable by the holder solely by reason of the fact that the cashless exercise feature would result in a reduction in cash consideration receivable by the Company.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares. A change that permits the holder of an Option or Convertible Security to utilize a cashless exercise feature shall not be deemed to decrease the consideration payable by the holder solely by reason of the fact that the cashless exercise feature would result in a reduction in cash consideration receivable by the Company.

(iv) Calculation of Consideration Received. If any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount paid by the purchaser of such Common Stock, Options, or Convertible Securities, before any commissions, discounts, fees or expenses. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for non-cash consideration, the consideration received therefore will be deemed to be the fair value of such non-cash consideration as determined in good faith by the Board of Directors of the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise in full of this Warrant (the “ALTERNATE CONSIDERATION”). For purposes of any such conversion, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Common Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors in good faith will make an appropriate adjustment in the Conversion Price so as to be equitable under the circumstances and otherwise protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 7.3.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.

If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “DISTRIBUTION”), at any time after the issuance of this Warrant, then, in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Exercise Price on such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Exercise Price on such record date.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “PURCHASE RIGHTS”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “CHANGE IN CONTROL NOTICE”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending ten (10) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Warrant by delivering written notice thereof (“CHANGE IN CONTROL REDEMPTION NOTICE”) to the Company, which Change of Control Redemption Notice shall indicate the amount the Holder is electing to be redeemed. Any such redemption shall be in cash in the amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

5. NONCIRCUMVENTION.

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will issue promptly following satisfaction of the transfer provisions contained in the Securities Purchase Agreement and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), in the name of the validly registered assignee or transferee, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES.

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 12.6 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER.

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding.

10. GOVERNING LAW.

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS.

This Warrant shall be deemed to be jointly drafted by the Company and the Lender and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER.

This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by the Securities Purchase Agreement.

15. CERTAIN DEFINITIONS.

For purposes of this Warrant, the following terms shall have the following meanings:

(a) “APPROVED STOCK PLAN” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b)  “BLOOMBERG” means Bloomberg Financial Markets.

(c) “BUSINESS DAY” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “CHANGE OF CONTROL” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly-traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) any transaction that might otherwise be a Fundamental Transaction but which the Holder agrees in writing shall not be deemed to be a Fundamental Transaction for purposes of this Warrant.

(e) “CLOSING BID PRICE” and “CLOSING SALE PRICE” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) “COMMON STOCK” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) “CONVERTIBLE SECURITIES” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “ELIGIBLE MARKET” means the Principal Market, The New York Stock Exchange, Inc., the Nasdaq National Market, the Nasdaq Capital Market or the American Stock Exchange.

(i) “EXCLUDED SECURITIES” means (i) any Common Stock and/or Options (and the Common Stock issuable pursuant to such Options) issued or issuable: (A) in connection with any Approved Stock Plan up to a maximum of ten percent (10%) of the Common Stock outstanding at the time of issuance of such Common Stock and/or Options (provided that securities issued in connection with an Approved Stock Plan that are outstanding as of the Issuance Date and shares of Common Stock issuable pursuant to exercise or conversion of such outstanding securities shall not be included for purposes of calculating the maximum of ten percent (10%)) or (B) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the Issuance Date; provided, such options or Convertible Securities are disclosed on Schedule 3.4(b) of the Securities Purchase Agreement or the Company’s filings with the Securities and Exchange Commission; provided further, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date to lower the conversion or exercise price thereof and so long as the number of shares of Common Stock underlying such securities is not otherwise increased; (ii) any shares of Common Stock issued in an underwritten public offering in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $10,000,000; (iii) Options (and the Common Stock issuable pursuant thereto) issued to medical practices that are customers of the Company in good standing to acquire up to a maximum of 250,000 shares of Common Stock per practice with an exercise or conversion price at or above the Closing Sale Price on the day of issuance; (iv) up to 250,000 shares of Common Stock (or options exercisable for up to 250,000 shares of Common Stock with an exercise price at or above the Closing Sale Price on the day of issuance) as consideration for strategic acquisitions up to a maximum of 250,000 shares of Common Stock per acquisition; (v) up to 250,000 shares of Common Stock (or securities convertible into or exercisable for up to 250,000 shares of Common Stock with an exercise price at or above the Closing Sale Price on the day of issuance) per year to third parties in connection with investor relations and public relations efforts of the Company; (vi) up to 250,000 shares of Common Stock, options, or warrants to be issued to Rodman & Renshaw (or their designees) as consideration for securing a line of credit or similar financing for the Company or its subsidiaries; and (vii) up to 2,000,000 shares of Common Stock to be issued to Medical Solutions Management Inc. and or Orthosupply Management, Inc., their respective affiliates or designees in connection with the acquisition by the Corporation of that certain Management Agreement, dated April 30, 2007, by and between Orthosupply Management, Inc. and Deutsche Medical Services, Inc. (the “DMSI Contract Acquisition”).

(j) “EXPIRATION DATE” means the date one hundred twenty months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “HOLIDAY”), the next date that is not a Holiday.

(k) “FUNDAMENTAL TRANSACTION” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock (other than a forward or reverse stock split), or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l) “OPTIONS” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “PARENT ENTITY” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “PERSON” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) “PRINCIPAL MARKET” means the Over-the-Counter Bulletin Board.

(p)  “REGISTRATION RIGHTS AGREEMENT” means that certain registration rights agreement by and among the Company and the Buyers.

(q) “SUCCESSOR ENTITY” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series J Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MDWERKS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

MDWERKS, INC.

     The undersigned holder hereby exercises the right to purchase                                         of the shares of Common Stock (“Warrant Shares”) of MDwerks, Inc., a Delaware corporation (the “Company”), evidenced by the attached Series J Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                               a “Cash Exercise” with respect to                     Warrant Shares; and/or
                               a “Cashless Exercise” with respect to                     Warrant Shares.

     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder                     Warrant Shares in accordance with the terms of the Warrant.

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Corporate Stock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November __, 2008 from the Company and acknowledged and agreed to by Corporate Stock Transfer.

MDWERKS, INC.

By:
Name:
Title:

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made and entered into as of November 14, 2008 (as amended, modified or supplemented from time to time, this “Agreement”) by and between MDwerks, Inc., a Delaware corporation (the “Company”), and each securityholder identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively the “Holders”).

This Agreement is made pursuant to the Loan and Securities Purchase Agreement, dated as of the date hereof between the Company, Xeni Financial Services, Corp. and the Lender (as defined therein) (the “Purchase Agreement”).

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $.001 per share.

“Company” has the meaning given to such term in the Preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Holder” or “Holders” means the Lender or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other than those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issuable upon exercise of the Warrant.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holders” has the meaning set forth in Section 2(a).

“Requested Stock” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Warrant” means the Series J Warrant to Purchase Common Stock exercisable for 9,339,816 shares of common stock, with an exercise price equal to $1.00 (subject to adjustment), issued to the Lender pursuant to the Purchase Agreement.

2. Piggy-Back Registration.

(a) If at any time after the date hereof, the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8, or any successor or similar forms), whether for the account of the Company, a selling shareholder, or otherwise, it will promptly, but not later than 30 days before the anticipated date of filing such registration statement, give written notice to all record holders of the Registrable Securities; provided, however, that the inclusion of Registrable Securities in a registration statement filed pursuant to the terms of the certain Amended and Restated Registration Rights Agreement, dated March 31, 2007, between the Company and Vicis Capital Master Fund (“Vicis”) shall be subject to and conditioned upon the Company obtaining the waiver by Vicis of the provisions of Section 2(c) with respect to the inclusion of Registrable Securities in such registration. Upon the written request from any Holders (the “Requesting Holders”), within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Registrable Securities covered by such request (the “Requested Stock”) held by the Requesting Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration.

(b) If any registration pursuant to Section 2(a) shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The obligation of the Company under Section 2(a) shall not apply after the earlier of (i) the date that all of the Conversion Shares have been sold pursuant to Rule 144 under the Securities Act or an effective registration statement, or (ii) such time as the Conversion Shares are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act to the Holders.

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(c) If the registration statement is an offering to be made on a continuous basis pursuant to Rule 415 and is not on a Form S-3, and the Commission advises the Company that all of the Requested Stock may not be included under Rule 415(a)(i), then the number of shares of Requested Stock otherwise to be included in such registration statement may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of piggyback registration rights who have requested inclusion of their securities to an amount to which is permitted by the Commission for resale under Rule 415(a)(i).

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as reasonably possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as reasonably possible to any comments received from the Commission, and use its best efforts to cause such Registration Statement to become and remain effective, and promptly provide to the Holders copies of all filings and Commission letters of comment relating thereto and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Holders, the exhibits incorporated by reference, and the Holders shall have the opportunity to object to any information pertaining to itself that is contained therein and the Company will make the corrections reasonably requested by the Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective;

(c) furnish to the Holders such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus and any amendments and supplements to the Registration Statement and the Prospectus) and such other documents as the Holders reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

(d) use its best efforts to register or qualify the Holder’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Holders may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the Registrable Securities, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

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(f) immediately notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Holders, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading;

(g) to the extent pertinent to the registration and sale of the Registrable Securities under the Registration Statement, make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and, to the extent pertinent to the registration and sale of the Registrable Securities under the Registration Statement, cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Holders;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement, letters from the Company’s independent certified public accountants addressed to the Holders (unless the Holders does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be; and

(j) at all times after the Company has filed a Registration Statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to be eligible to sell Registrable Securities pursuant to Rule 144 (or any similar rule then in effect).

4. Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration, filing and listing application fees, costs of distributing any prospectuses and supplements thereto, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, fees of transfer agents and registrars, fees (not to exceed $20,000) of, and disbursements incurred by, one counsel for the Holders are called “Registration Expenses.” All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called “Selling Expenses.” The Company shall only be responsible for all Registration Expenses. The obligation of the Company to bear the expenses described above shall apply irrespective of whether a registration becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

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5. Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, and will reimburse each Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder or any such person in writing specifically for use in any such document.

(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Holders will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Holders to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Holders will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Holders specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Holders shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Holders in respect of Registrable Securities in connection with any such registration under the Securities Act.

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(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Holders, or any officer, director or controlling person of the Holders, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holders or such officer, director or controlling person of the Holders in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Holders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holders is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Holders will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

6. Representations and Warranties.

(a) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Purchase Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings (other than such concurrent offering to the Holders) or other offerings of the Company that will not result in the loss of an exemption from registration under Rule 506 of the Securities Act).

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(b) The shares of Common Stock issuable upon the exercise of the Warrant are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

(c) The Company understands the nature of the Registrable Securities issuable upon the exercise of the Warrant and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

(d) Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(e) The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the complete exercise of the Warrant.

(f) The Company shall provide written notice to each Holder of (i) the occurrence of each Discontinuation Event (as defined below) and (ii) the declaration of effectiveness by the Commission of each Registration Statement required to be filed hereunder, in each case within one (1) business day of the date of each such occurrence and/or declaration.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e) Notices. Any notice or request hereunder may be given to the Company or the Holders at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(f). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	MDwerks, Inc.
1020 NW 6th Street
Suite I
Deerfield Beach, FL 33442
Telephone: (954) 389-8300
Facsimile: (954) 427-5871
Attention: Howard B. Katz, CEO

If to Holders:	To the address set forth under Holder’s name on the signature page hereto
If to any other Person who is
then the registered Holder:
To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(f) by such Person.

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(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the persons and entities as permitted under the Warrant.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(h) Governing Law, Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Holders, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Holders and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Holders from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Holders. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(f) and that service so made shall be deemed completed upon the earlier of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. The parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Holders and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement. If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MDWERKS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership

By:	Total Capital Management, LLC,
a Florida limited liability company,
as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

Address for Notices:

Debt Opportunity Fund, LLLP 20711 Sterlington Drive Land O'Lakes, Florida 34638 Phone: (813) 909-2233 Fax: (813) 388-4430

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of November 14, 2008, by and between XENI MEDICAL BILLING, CORP., a Delaware corporation (“Guarantor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. It is a condition precedent to the Loan that Guarantor execute and deliver to Lender a guaranty in the form hereof. This is one of the Guaranty Agreements referred to in the Loan Agreement.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the Loan Agreement, the preamble, the recitals and as follows:

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Guaranty. “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law. “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Obligations. “Obligations” shall mean (a) all obligations under the Note, including, without limitation, all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof) and (b) all debts, liabilities, obligations, covenants and agreements of the Borrowers or Guarantor arising from or contained in the Transaction Documents.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

ARTICLE II
THE GUARANTY

2.1 The Guaranty. Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Lender the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations. This is a guaranty of payment and performance and not of collection.

2.2 Waivers and Consents.

(a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, to the extent permitted under the Transaction Documents, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of a Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b) Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of a Borrower, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Lender, upon the occurrence and during the continuance of an Event of Default, to marshal assets in favor of a Borrower or any other Person or to proceed against a Borrower or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Lender may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender and Borrowers may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(c) The rights of Lender hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor of the Obligations and whether or not any Borrower or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d) To the extent permitted by applicable law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of: (i) any disability or other defense of any Borrower or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favor of any Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of collateral to any Borrower or any other Person liable for the Obligations or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (ix) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xi) any use of collateral under Section 363 of the United States Bankruptcy Code; (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiii) the avoidance of any lien or security interest in favor of Lender for any reason; (xiv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xv) any action taken by Lender that is authorized by this Section or any other provision of any Transaction Document. Until all of the Obligations have been paid in full, Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3 Condition of Borrowers. Guarantor represents and warrants to Lender that it has established adequate means of obtaining from the Borrowers, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of any Borrower and its assets and properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of any Borrower or its assets or properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4 Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Borrowers to Lender on the Obligations shall have been paid in full.

2.5  Subrogation; Subordination. Guarantor expressly subordinates and postpones any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against a Borrower as a guarantor of the Obligations and any other legal or equitable claim against a Borrower arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Lender under the Obligations shall have been paid in full. In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Borrower. Until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from any Borrower in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Lender in connection with any collateral for the Obligations, and Guarantor expressly subordinates and postpones any right to enforce any remedy that Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lender. No claim which any Guarantor may have against any other guarantor of any of the Obligations or against any Borrower, to the extent not subordinated and postponed pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Lender as follows:

3.1 Authorization. Guarantor is a corporation duly and validly organized and existing under the laws of the State of Delaware, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of Guarantor.

3.2 Enforceability. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the articles of incorporation or bylaws of Guarantor; or any material agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound, subject to the consent of Vicis Capital Master Fund being obtained.

3.4 Consideration for Guaranty. Guarantor acknowledges and agrees with Lender that but for the execution and delivery of this Guaranty by Guarantor, Lender would not made the Loan to the Borrowers. Guarantor acknowledges and agrees that the proceeds of the Loan will result in significant benefit to Guarantor, which is either a direct or an indirect wholly-owned subsidiary of MDwerks and or intended beneficiary of such proceeds.

ARTICLE IV
COVENANTS OF THE GUARANTOR

4.1 Actions by Guarantor. Guarantor shall not take or permit any act, or omit to take any act, that would: (a) cause a Borrower to breach any of the Obligations; (b) intentionally impair the ability of a Borrower to perform any of the Obligations; or (c) cause an Event of Default under the Loan Agreement.

4.2 Reporting Requirements. To the extent not disclosed by MDwerks in reports required to be filed with the Commission pursuant to the Exchange Act, Guarantor shall furnish, or cause to be furnished, to Lender such information respecting the business, assets and financial condition of Guarantor as Lender may reasonably request in writing.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Guarantor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable, documented fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving a Borrower or Guarantor, both before and after judgment.

5.2 Revocation. This is a continuing guaranty and shall remain in full force and effect until Lender receives written notice of revocation signed by Guarantor. Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Lender shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3 Assignability; Successors. Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Lender, its successors and assigns.

5.4 Survival; Termination. All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document. This Guaranty automatically shall terminate upon the satisfaction of the Obligations, whether by a Borrower, Guarantor or any other Person, and thereafter Guarantor shall have no further liability or obligations hereunder. Upon the termination of this Guaranty, Lender shall execute and deliver to Guarantor an acknowledgment of the termination of this Guaranty and a release of Guarantor from all claims of any nature arising under this Guaranty.

5.5 Governing Law. This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Guaranty may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part hereof.

5.7 Notices. All notices, requests and demands to or upon Lender or Guarantor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Lender.

5.9 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Lender against any liability therefor.

5.11 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY.

5.12  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a) EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH OF THE PARTIES TO THIS GUARANTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS GUARANTY HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

XENI MEDICAL BILLING, CORP.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

ACCEPTANCE BY LENDER

This Guaranty Agreement is accepted by Debt Opportunity Fund, LLLP.

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership

By:	Total Capital Management, LLC,
a Florida limited liability company,
as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of November 14, 2008, by and between MDWERKS GLOBAL HOLDINGS, INC., a Florida corporation (“Guarantor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. It is a condition precedent to the Loan that Guarantor execute and deliver to Lender a guaranty in the form hereof. This is one of the Guaranty Agreements referred to in the Loan Agreement.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the Loan Agreement, the preamble, the recitals and as follows:

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Guaranty. “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law. “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Obligations. “Obligations” shall mean (a) all obligations under the Note, including, without limitation, all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof) and (b) all debts, liabilities, obligations, covenants and agreements of the Borrowers or Guarantor arising from or contained in the Transaction Documents.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

ARTICLE II
THE GUARANTY

2.1 The Guaranty. Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Lender the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations. This is a guaranty of payment and performance and not of collection.

2.2 Waivers and Consents.

(a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, to the extent permitted under the Transaction Documents, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of a Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b) Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of a Borrower, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Lender, upon the occurrence and during the continuance of an Event of Default, to marshal assets in favor of a Borrower or any other Person or to proceed against a Borrower or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Lender may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender and Borrowers may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(c) The rights of Lender hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor of the Obligations and whether or not any Borrower or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d) To the extent permitted by applicable law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of: (i) any disability or other defense of any Borrower or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favor of any Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of collateral to any Borrower or any other Person liable for the Obligations or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (ix) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xi) any use of collateral under Section 363 of the United States Bankruptcy Code; (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiii) the avoidance of any lien or security interest in favor of Lender for any reason; (xiv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xv) any action taken by Lender that is authorized by this Section or any other provision of any Transaction Document. Until all of the Obligations have been paid in full, Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3 Condition of Borrowers. Guarantor represents and warrants to Lender that it has established adequate means of obtaining from the Borrowers, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of any Borrower and its assets and properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of any Borrower or its assets or properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4 Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Borrowers to Lender on the Obligations shall have been paid in full.

2.5  Subrogation; Subordination. Guarantor expressly subordinates and postpones any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against a Borrower as a guarantor of the Obligations and any other legal or equitable claim against a Borrower arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Lender under the Obligations shall have been paid in full. In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Borrower. Until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from any Borrower in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Lender in connection with any collateral for the Obligations, and Guarantor expressly subordinates and postpones any right to enforce any remedy that Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lender. No claim which any Guarantor may have against any other guarantor of any of the Obligations or against any Borrower, to the extent not subordinated and postponed pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Lender as follows:

3.1 Authorization. Guarantor is a corporation duly and validly organized and existing under the laws of the State of Florida, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of Guarantor.

3.2 Enforceability. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the articles of incorporation or bylaws of Guarantor; or any material agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound, subject to the consent of Vicis Capital Master Fund being obtained.

3.4 Consideration for Guaranty. Guarantor acknowledges and agrees with Lender that but for the execution and delivery of this Guaranty by Guarantor, Lender would not made the Loan to the Borrowers. Guarantor acknowledges and agrees that the proceeds of the Loan will result in significant benefit to Guarantor, which is either a direct or an indirect wholly-owned subsidiary of MDwerks and or intended beneficiary of such proceeds.

ARTICLE IV
COVENANTS OF THE GUARANTOR

4.1 Actions by Guarantor. Guarantor shall not take or permit any act, or omit to take any act, that would: (a) cause a Borrower to breach any of the Obligations; (b) intentionally impair the ability of a Borrower to perform any of the Obligations; or (c) cause an Event of Default under the Loan Agreement.

4.2 Reporting Requirements. To the extent not disclosed by MDwerks in reports required to be filed with the Commission pursuant to the Exchange Act, Guarantor shall furnish, or cause to be furnished, to Lender such information respecting the business, assets and financial condition of Guarantor as Lender may reasonably request in writing.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Guarantor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable, documented fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving a Borrower or Guarantor, both before and after judgment.

5.2 Revocation. This is a continuing guaranty and shall remain in full force and effect until Lender receives written notice of revocation signed by Guarantor. Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Lender shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3 Assignability; Successors. Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Lender, its successors and assigns.

5.4 Survival; Termination. All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document. This Guaranty automatically shall terminate upon the satisfaction of the Obligations, whether by a Borrower, Guarantor or any other Person, and thereafter Guarantor shall have no further liability or obligations hereunder. Upon the termination of this Guaranty, Lender shall execute and deliver to Guarantor an acknowledgment of the termination of this Guaranty and a release of Guarantor from all claims of any nature arising under this Guaranty.

5.5 Governing Law. This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Guaranty may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part hereof.

5.7 Notices. All notices, requests and demands to or upon Lender or Guarantor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Lender.

5.9 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Lender against any liability therefor.

5.11 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY.

5.12  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a) EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH OF THE PARTIES TO THIS GUARANTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS GUARANTY HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

MDWERKS GLOBAL HOLDINGS, INC.
By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

ACCEPTANCE BY LENDER

This Guaranty Agreement is accepted by Debt Opportunity Fund, LLLP.

DEBT OPPORTUNITY FUND, LLLP,
a Florida limited liability limited partnership

By:	Total Capital Management, LLC,
a Florida limited liability company,
as its General Partner

By:	/s/ Sean Lyons
Name: Sean Lyons
Title: Manager

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of November 14, 2008, by and between XENI MEDICAL SYSTEMS, INC., a Delaware corporation (“Guarantor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. It is a condition precedent to the Loan that Guarantor execute and deliver to Lender a guaranty in the form hereof. This is one of the Guaranty Agreements referred to in the Loan Agreement.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the Loan Agreement, the preamble, the recitals and as follows:

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Guaranty. “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law. “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Obligations. “Obligations” shall mean (a) all obligations under the Note, including, without limitation, all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof) and (b) all debts, liabilities, obligations, covenants and agreements of the Borrowers or Guarantor arising from or contained in the Transaction Documents.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

ARTICLE II
THE GUARANTY

2.1 The Guaranty. Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Lender the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations. This is a guaranty of payment and performance and not of collection.

2.2 Waivers and Consents.

(a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, to the extent permitted under the Transaction Documents, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of a Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b) Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of a Borrower, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Lender, upon the occurrence and during the continuance of an Event of Default, to marshal assets in favor of a Borrower or any other Person or to proceed against a Borrower or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Lender may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender and Borrowers may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(c) The rights of Lender hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor of the Obligations and whether or not any Borrower or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d) To the extent permitted by applicable law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of: (i) any disability or other defense of any Borrower or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favor of any Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of collateral to any Borrower or any other Person liable for the Obligations or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (ix) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xi) any use of collateral under Section 363 of the United States Bankruptcy Code; (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiii) the avoidance of any lien or security interest in favor of Lender for any reason; (xiv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xv) any action taken by Lender that is authorized by this Section or any other provision of any Transaction Document. Until all of the Obligations have been paid in full, Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3 Condition of Borrowers. Guarantor represents and warrants to Lender that it has established adequate means of obtaining from the Borrowers, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of any Borrower and its assets and properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of any Borrower or its assets or properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4 Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Borrowers to Lender on the Obligations shall have been paid in full.

2.5  Subrogation; Subordination. Guarantor expressly subordinates and postpones any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against a Borrower as a guarantor of the Obligations and any other legal or equitable claim against a Borrower arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Lender under the Obligations shall have been paid in full. In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Borrower. Until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from any Borrower in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Lender in connection with any collateral for the Obligations, and Guarantor expressly subordinates and postpones any right to enforce any remedy that Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lender. No claim which any Guarantor may have against any other guarantor of any of the Obligations or against any Borrower, to the extent not subordinated and postponed pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Lender as follows:

3.1 Authorization. Guarantor is a corporation duly and validly organized and existing under the laws of the State of Delaware, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of Guarantor.

3.2 Enforceability. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the articles of incorporation or bylaws of Guarantor; or any material agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound, subject to the consent of Vicis Capital Master Fund being obtained.

3.4 Consideration for Guaranty. Guarantor acknowledges and agrees with Lender that but for the execution and delivery of this Guaranty by Guarantor, Lender would not made the Loan to the Borrowers. Guarantor acknowledges and agrees that the proceeds of the Loan will result in significant benefit to Guarantor, which is either a direct or an indirect wholly-owned subsidiary of MDwerks and or intended beneficiary of such proceeds.

ARTICLE IV
COVENANTS OF THE GUARANTOR

4.1 Actions by Guarantor. Guarantor shall not take or permit any act, or omit to take any act, that would: (a) cause a Borrower to breach any of the Obligations; (b) intentionally impair the ability of a Borrower to perform any of the Obligations; or (c) cause an Event of Default under the Loan Agreement.

4.2 Reporting Requirements. To the extent not disclosed by MDwerks in reports required to be filed with the Commission pursuant to the Exchange Act, Guarantor shall furnish, or cause to be furnished, to Lender such information respecting the business, assets and financial condition of Guarantor as Lender may reasonably request in writing.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Guarantor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable, documented fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving a Borrower or Guarantor, both before and after judgment.

5.2 Revocation. This is a continuing guaranty and shall remain in full force and effect until Lender receives written notice of revocation signed by Guarantor. Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Lender shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3 Assignability; Successors. Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Lender, its successors and assigns.

5.4 Survival; Termination. All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document. This Guaranty automatically shall terminate upon the satisfaction of the Obligations, whether by a Borrower, Guarantor or any other Person, and thereafter Guarantor shall have no further liability or obligations hereunder. Upon the termination of this Guaranty, Lender shall execute and deliver to Guarantor an acknowledgment of the termination of this Guaranty and a release of Guarantor from all claims of any nature arising under this Guaranty.

5.5 Governing Law. This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Guaranty may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part hereof.

5.7 Notices. All notices, requests and demands to or upon Lender or Guarantor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Lender.

5.9 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Lender against any liability therefor.

5.11 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY.

5.12  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a) EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH OF THE PARTIES TO THIS GUARANTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS GUARANTY HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

XENI MEDICAL SYSTEMS, INC.
By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

ACCEPTANCE BY LENDER

This Guaranty Agreement is accepted by Debt Opportunity Fund, LLLP.

DEBT OPPORTUNITY FUND, LLLP,
a Florida limited liability limited partnership

By:	Total Capital Management, LLC,
a Florida limited liability company,
as its General Partner

By:	/s/ Sean Lyons
Name: Sean Lyons
Title: Manager

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of November 14, 2008, by and between PATIENT PAYMENT SOLUTIONS, INC., a Florida corporation (“Guarantor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. It is a condition precedent to the Loan that Guarantor execute and deliver to Lender a guaranty in the form hereof. This is one of the Guaranty Agreements referred to in the Loan Agreement.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the Loan Agreement, the preamble, the recitals and as follows:

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Guaranty. “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law. “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Obligations. “Obligations” shall mean (a) all obligations under the Note, including, without limitation, all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof) and (b) all debts, liabilities, obligations, covenants and agreements of the Borrowers or Guarantor arising from or contained in the Transaction Documents.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

ARTICLE II
THE GUARANTY

2.1 The Guaranty. Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Lender the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations. This is a guaranty of payment and performance and not of collection.

2.2 Waivers and Consents.

(a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, to the extent permitted under the Transaction Documents, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of a Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b) Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of a Borrower, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Lender, upon the occurrence and during the continuance of an Event of Default, to marshal assets in favor of a Borrower or any other Person or to proceed against a Borrower or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Lender may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender and Borrowers may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(c) The rights of Lender hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor of the Obligations and whether or not any Borrower or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d) To the extent permitted by applicable law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of: (i) any disability or other defense of any Borrower or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favor of any Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of collateral to any Borrower or any other Person liable for the Obligations or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (ix) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xi) any use of collateral under Section 363 of the United States Bankruptcy Code; (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiii) the avoidance of any lien or security interest in favor of Lender for any reason; (xiv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xv) any action taken by Lender that is authorized by this Section or any other provision of any Transaction Document. Until all of the Obligations have been paid in full, Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3 Condition of Borrowers. Guarantor represents and warrants to Lender that it has established adequate means of obtaining from the Borrowers, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of any Borrower and its assets and properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of any Borrower or its assets or properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4 Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Borrowers to Lender on the Obligations shall have been paid in full.

2.5  Subrogation; Subordination. Guarantor expressly subordinates and postpones any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against a Borrower as a guarantor of the Obligations and any other legal or equitable claim against a Borrower arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Lender under the Obligations shall have been paid in full. In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Borrower. Until all amounts owing to Lender under the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from any Borrower in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Lender in connection with any collateral for the Obligations, and Guarantor expressly subordinates and postpones any right to enforce any remedy that Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lender. No claim which any Guarantor may have against any other guarantor of any of the Obligations or against any Borrower, to the extent not subordinated and postponed pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Lender as follows:

3.1 Authorization. Guarantor is a corporation duly and validly organized and existing under the laws of the State of Florida, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of Guarantor.

3.2 Enforceability. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the articles of incorporation or bylaws of Guarantor; or any material agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound, subject to the consent of Vicis Capital Master Fund being obtained.

3.4 Consideration for Guaranty. Guarantor acknowledges and agrees with Lender that but for the execution and delivery of this Guaranty by Guarantor, Lender would not made the Loan to the Borrowers. Guarantor acknowledges and agrees that the proceeds of the Loan will result in significant benefit to Guarantor, which is either a direct or an indirect wholly-owned subsidiary of MDwerks and or intended beneficiary of such proceeds.

ARTICLE IV
COVENANTS OF THE GUARANTOR

4.1 Actions by Guarantor. Guarantor shall not take or permit any act, or omit to take any act, that would: (a) cause a Borrower to breach any of the Obligations; (b) intentionally impair the ability of a Borrower to perform any of the Obligations; or (c) cause an Event of Default under the Loan Agreement.

4.2 Reporting Requirements. To the extent not disclosed by MDwerks in reports required to be filed with the Commission pursuant to the Exchange Act, Guarantor shall furnish, or cause to be furnished, to Lender such information respecting the business, assets and financial condition of Guarantor as Lender may reasonably request in writing.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Guarantor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable, documented fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving a Borrower or Guarantor, both before and after judgment.

5.2 Revocation. This is a continuing guaranty and shall remain in full force and effect until Lender receives written notice of revocation signed by Guarantor. Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Lender shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3 Assignability; Successors. Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Lender, its successors and assigns.

5.4 Survival; Termination. All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document. This Guaranty automatically shall terminate upon the satisfaction of the Obligations, whether by a Borrower, Guarantor or any other Person, and thereafter Guarantor shall have no further liability or obligations hereunder. Upon the termination of this Guaranty, Lender shall execute and deliver to Guarantor an acknowledgment of the termination of this Guaranty and a release of Guarantor from all claims of any nature arising under this Guaranty.

5.5 Governing Law. This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Guaranty may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part hereof.

5.7 Notices. All notices, requests and demands to or upon Lender or Guarantor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Lender.

5.9 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Lender against any liability therefor.

5.11 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY.

5.12  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a) EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH OF THE PARTIES TO THIS GUARANTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS GUARANTY HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

PATIENT PAYMENT SOLUTIONS, INC.
By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

ACCEPTANCE BY LENDER

This Guaranty Agreement is accepted by Debt Opportunity Fund, LLLP.

DEBT OPPORTUNITY FUND, LLLP,
a Florida limited liability limited partnership

By:	Total Capital Management, LLC,
a Florida limited liability company,
as its General Partner

By:	/s/ Sean Lyons
Name: Sean Lyons
Title: Manager

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of November 14, 2008, by and between MDWERKS, INC., a Delaware corporation (“Debtor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between, Lender, Xeni Financial Services, Corp., a Florida corporation (“XFSC”), and Debtor (as amended or modified from time to time, the “Loan Agreement”), Debtor and XFSC borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

B.  It is a condition precedent to the Loan that the Debtor execute and deliver to Lender a security agreement in the form hereof to secure its obligations under the Note. This is the Security Agreement referred to in the Loan Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the respective meanings given to them in the Loan Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Affliate. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one of more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controls,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting interests or capital stock, by contract or otherwise.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Lender from time to time and pledged as additional security for the Obligations;

(f) all investment property;

(g) all commercial tort claims; and

(h) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (g), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean (a) all obligations under the Note, including, without limitation, all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof) and (b) all debts, liabilities, obligations, covenants and agreements of Debtor arising from or contained in the Transaction Documents.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Security Agreement. “Security Agreement” shall mean this Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1 The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Lender that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Delaware corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Lender promptly upon written request.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Loan Agreement and for sales of Inventory in the ordinary course of business.

3.2  Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Lender (but only to the extent the claim of such Person is subordinate or junior to the Security Interest of Lender) and take such action and execute such financing statements and other documents as Lender may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Loan Agreement.

(b) Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Lender if necessary to ensure the attachment, perfection and priority of, and the ability of Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Lender, and (v) executing such documents and cooperating with the Lender and any third-party to allow Lender to obtain control of any Collateral consisting of deposit accounts or investment property.

3.3 Locations. Give Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate any of the Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Lender as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4 Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. If requested in writing by Lender, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Lender and will provide to Lender certificates of such insurance or copies thereof. If such request is made, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Lender, that such insurer will give thirty (30) days written notice to Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Lender’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Lender thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Lender as its interest may appear. Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Lender, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Lender and disbursed and applied at the discretion of Lender, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor after receipt of written notice from Lender to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Lender immediately upon demand, together with interest at an annual rate of 8% from the date of disbursement by Lender to the date of payment by Debtor. If Lender effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Lender with evidence that Debtor or another secured party having cure rights similar to those set forth in this Section 4.1 has obtained insurance as required by this Security Agreement.

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Lender may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Lender, which is reasonably convenient to the parties; and

(b) take possession of all Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e)  receive and open mail addressed to Debtor; and

(f)  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Lender as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Lender may deem necessary to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Lender to notify any and all debtors on the Accounts to make payment directly to Lender (or to such place as Lender may direct); (b) Debtor agrees, on written notice from Lender, to deliver to Lender promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Lender may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Loan Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  The sole duty of Lender with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Lender so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Lender. Debtor hereby authorizes and directs Lender to deposit into a special collateral account to be established and maintained by Lender all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Lender may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Lender and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Lender shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Lender in a commercially reasonable manner; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7  Notices. All notices, requests and demands to or upon Lender or Debtor shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Lender.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11  Submission to Jurisdiction.

(a) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

[Signature Page Follows]

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

MDWERKS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership

By:	Total Capital Management, LLC, a Florida limited liability company, as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of November 14, 2008, by and between XENI FINANCIAL SERVICES, CORP., a Florida corporation (“Debtor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between, Lender, MDwerks, Inc., a Delaware corporation (“MDwerks”), and Debtor (as amended or modified from time to time, the “Loan Agreement”), Debtor and MDwerks borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

B.  It is a condition precedent to the Loan that the Debtor execute and deliver to Lender a security agreement in the form hereof to secure its obligations under the Note. This is the Security Agreement referred to in the Loan Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the respective meanings given to them in the Loan Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Affliate. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one of more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controls,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting interests or capital stock, by contract or otherwise.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Lender from time to time and pledged as additional security for the Obligations;

(f) all investment property;

(g) all commercial tort claims; and

(h) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (g), inclusive, above.

Notwithstanding the foregoing, “Collateral” shall not include (i) any Accounts resulting from Debtor’s purchase of Prescription Claims from entities other than a Prospective New Client (“XXX”) or an Affiliate thereof (the “Non-XXX Claims”) that serve as collateral for a loan made to Debtor by an independent, third-party lender for the purpose of purchasing the Non-XXX Claims provided that Debtor supplied Lender with prior written notice of Debtor’s express intent to pledge such Accounts as collateral for such loan, (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, (iii) any property subject to any pledge agreement.

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean (a) all obligations under the Note, including, without limitation, all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof) and (b) all debts, liabilities, obligations, covenants and agreements of Debtor arising from or contained in the Transaction Documents.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Security Agreement. “Security Agreement” shall mean this Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1 The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Lender that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Florida corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, excluding Accounts based on Non-XXX Claims, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Lender promptly upon written request.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Loan Agreement and for sales of Inventory in the ordinary course of business.

3.2  Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Lender (but only to the extent the claim of such Person is subordinate or junior to the Security Interest of Lender) and take such action and execute such financing statements and other documents as Lender may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Loan Agreement.

(b) Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Lender if necessary to ensure the attachment, perfection and priority of, and the ability of Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Lender, and (v) executing such documents and cooperating with the Lender and any third-party to allow Lender to obtain control of any Collateral consisting of deposit accounts or investment property.

3.3 Locations. Give Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate any of the Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Lender as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4 Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. If requested in writing by Lender, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Lender and will provide to Lender certificates of such insurance or copies thereof. If such request is made, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Lender, that such insurer will give thirty (30) days written notice to Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Lender’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Lender thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Lender as its interest may appear. Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Lender, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Lender and disbursed and applied at the discretion of Lender, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor after receipt of written notice from Lender to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Lender immediately upon demand, together with interest at an annual rate of 8% from the date of disbursement by Lender to the date of payment by Debtor. If Lender effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Lender with evidence that Debtor or another secured party having cure rights similar to those set forth in this Section 4.1 has obtained insurance as required by this Security Agreement.

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Lender may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Lender, which is reasonably convenient to the parties; and

(b) take possession of all Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e)  receive and open mail addressed to Debtor; and

(f)  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Lender as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Lender may deem necessary to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Lender to notify any and all debtors on the Accounts to make payment directly to Lender (or to such place as Lender may direct); (b) Debtor agrees, on written notice from Lender, to deliver to Lender promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Lender may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Loan Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  The sole duty of Lender with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Lender so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Lender. Debtor hereby authorizes and directs Lender to deposit into a special collateral account to be established and maintained by Lender all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Lender may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Lender and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Lender shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Lender in a commercially reasonable manner; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7  Notices. All notices, requests and demands to or upon Lender or Debtor shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Lender.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11  Submission to Jurisdiction.

(a) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

[Signature Page Follows]

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

XENI FINANCIAL SERVICES, CORP.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP,
a Florida limited liability limited partnership

By:	Total Capital Management, LLC,
a Florida limited liability company,
as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

GUARANTOR SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of November 14, 2008, by and between MDWERKS GLOBAL HOLDINGS, INC., a Florida corporation (“Debtor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. Guarantor executed and delivered a guaranty to Lender as provided in the Loan Agreement (the “Guaranty”).

D. It is a condition precedent to the Loan that Debtor execute and deliver to Lender a security agreement in the form hereof to secure it obligations, covenants and agreements contained in the Guaranty. This is the Guarantor Security Agreement referred to in the Loan Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the respective meanings given to them in the Loan Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Lender from time to time and pledged as additional security for the Obligations;

(f) all investment property;

(g) all commercial tort claims; and

(h) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (g), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean all debts, liabilities, obligations, covenants and agreements of Debtor arising from or contained in the Guaranty.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Security Agreement. “Security Agreement” shall mean this Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1  The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Lender that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Florida corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Lender promptly upon written request.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Loan Agreement and for sales of Inventory in the ordinary course of business.

3.2  Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Lender (but only to the extent the claim of such Person is subordinate or junior to the Security Interest of Lender) and take such action and execute such financing statements and other documents as Lender may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Loan Agreement.

(b) Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Lender if necessary to ensure the attachment, perfection and priority of, and the ability of Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Lender, and (v) executing such documents and cooperating with the Lender and any third-party to allow Lender to obtain control of any Collateral consisting of deposit accounts or investment property.

3.3 Locations. Give Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate any of the Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Lender as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4 Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. If requested in writing by Lender, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Lender and will provide to Lender certificates of such insurance or copies thereof. If such request is made, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Lender, that such insurer will give thirty (30) days written notice to Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Lender’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Lender thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Lender as its interest may appear. Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Lender, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Lender and disbursed and applied at the discretion of Lender, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor after receipt of written notice from Lender to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Lender immediately upon demand, together with interest at an annual rate of 8% from the date of disbursement by Lender to the date of payment by Debtor. If Lender effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Lender with evidence that Debtor or another secured party having cure rights similar to those set forth in this Section 4.1 has obtained insurance as required by this Security Agreement..

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Lender may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Lender, which is reasonably convenient to the parties; and

(b) take possession of all Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e)  receive and open mail addressed to Debtor; and

(f)  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Lender as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Lender may deem necessary to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Lender to notify any and all debtors on the Accounts to make payment directly to Lender (or to such place as Lender may direct); (b) Debtor agrees, on written notice from Lender, to deliver to Lender promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Lender may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Loan Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  The sole duty of Lender with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Lender so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Lender. Debtor hereby authorizes and directs Lender to deposit into a special collateral account to be established and maintained by Lender all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Lender may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Lender and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Lender shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Lender in a commercially reasonable manner; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7  Notices. All notices, requests and demands to or upon Lender or Debtor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Lender.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11  Submission to Jurisdiction.

(a) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE DELIVERED CARE OF BORROWERS.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guarantor Security Agreement has been executed as of the day and year first above written.

MDWERKS GLOBAL HOLDINGS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership

By:	Total Capital Management, LLC, a Florida limited liability company, as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

GUARANTOR SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of November 14, 2008, by and between XENI MEDICAL SYSTEMS, INC., a Delaware corporation (“Debtor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. Guarantor executed and delivered a guaranty to Lender as provided in the Loan Agreement (the “Guaranty”).

D. It is a condition precedent to the Loan that Debtor execute and deliver to Lender a security agreement in the form hereof to secure it obligations, covenants and agreements contained in the Guaranty. This is the Guarantor Security Agreement referred to in the Loan Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the respective meanings given to them in the Loan Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Lender from time to time and pledged as additional security for the Obligations;

(f) all investment property;

(g) all commercial tort claims; and

(h) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (g), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean all debts, liabilities, obligations, covenants and agreements of Debtor arising from or contained in the Guaranty.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Security Agreement. “Security Agreement” shall mean this Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1  The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Lender that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Delaware corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Lender promptly upon written request.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Loan Agreement and for sales of Inventory in the ordinary course of business.

3.2  Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Lender (but only to the extent the claim of such Person is subordinate or junior to the Security Interest of Lender) and take such action and execute such financing statements and other documents as Lender may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Loan Agreement.

(b) Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Lender if necessary to ensure the attachment, perfection and priority of, and the ability of Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Lender, and (v) executing such documents and cooperating with the Lender and any third-party to allow Lender to obtain control of any Collateral consisting of deposit accounts or investment property.

3.3 Locations. Give Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate any of the Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Lender as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4 Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. If requested in writing by Lender, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Lender and will provide to Lender certificates of such insurance or copies thereof. If such request is made, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Lender, that such insurer will give thirty (30) days written notice to Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Lender’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Lender thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Lender as its interest may appear. Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Lender, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Lender and disbursed and applied at the discretion of Lender, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor after receipt of written notice from Lender to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Lender immediately upon demand, together with interest at an annual rate of 8% from the date of disbursement by Lender to the date of payment by Debtor. If Lender effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Lender with evidence that Debtor or another secured party having cure rights similar to those set forth in this Section 4.1 has obtained insurance as required by this Security Agreement..

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Lender may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Lender, which is reasonably convenient to the parties; and

(b) take possession of all Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e)  receive and open mail addressed to Debtor; and

(f)  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Lender as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Lender may deem necessary to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Lender to notify any and all debtors on the Accounts to make payment directly to Lender (or to such place as Lender may direct); (b) Debtor agrees, on written notice from Lender, to deliver to Lender promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Lender may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Loan Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  The sole duty of Lender with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Lender so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Lender. Debtor hereby authorizes and directs Lender to deposit into a special collateral account to be established and maintained by Lender all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Lender may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Lender and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Lender shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Lender in a commercially reasonable manner; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7  Notices. All notices, requests and demands to or upon Lender or Debtor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Lender.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11  Submission to Jurisdiction.

(a) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE DELIVERED CARE OF BORROWERS.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guarantor Security Agreement has been executed as of the day and year first above written.

XENI MEDICAL SYSTEMS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership

By:	Total Capital Management, LLC, a Florida limited liability company, as its General Partner

By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

GUARANTOR SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of November 14, 2008, by and between XENI MEDICAL BILLING, CORP., a Delaware corporation (“Debtor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. Guarantor executed and delivered a guaranty to Lender as provided in the Loan Agreement (the “Guaranty”).

D. It is a condition precedent to the Loan that Debtor execute and deliver to Lender a security agreement in the form hereof to secure it obligations, covenants and agreements contained in the Guaranty. This is the Guarantor Security Agreement referred to in the Loan Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the respective meanings given to them in the Loan Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Lender from time to time and pledged as additional security for the Obligations;

(f) all investment property;

(g) all commercial tort claims; and

(h) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (g), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean all debts, liabilities, obligations, covenants and agreements of Debtor arising from or contained in the Guaranty.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Security Agreement. “Security Agreement” shall mean this Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1  The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Lender that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Delaware corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Lender promptly upon written request.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Loan Agreement and for sales of Inventory in the ordinary course of business.

3.2  Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Lender (but only to the extent the claim of such Person is subordinate or junior to the Security Interest of Lender) and take such action and execute such financing statements and other documents as Lender may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Loan Agreement.

(b) Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Lender if necessary to ensure the attachment, perfection and priority of, and the ability of Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Lender, and (v) executing such documents and cooperating with the Lender and any third-party to allow Lender to obtain control of any Collateral consisting of deposit accounts or investment property.

3.3 Locations. Give Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate any of the Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Lender as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4 Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. If requested in writing by Lender, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Lender and will provide to Lender certificates of such insurance or copies thereof. If such request is made, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Lender, that such insurer will give thirty (30) days written notice to Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Lender’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Lender thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Lender as its interest may appear. Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Lender, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Lender and disbursed and applied at the discretion of Lender, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor after receipt of written notice from Lender to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Lender immediately upon demand, together with interest at an annual rate of 8% from the date of disbursement by Lender to the date of payment by Debtor. If Lender effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Lender with evidence that Debtor or another secured party having cure rights similar to those set forth in this Section 4.1 has obtained insurance as required by this Security Agreement..

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Lender may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Lender, which is reasonably convenient to the parties; and

(b) take possession of all Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e)  receive and open mail addressed to Debtor; and

(f)  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Lender as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Lender may deem necessary to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Lender to notify any and all debtors on the Accounts to make payment directly to Lender (or to such place as Lender may direct); (b) Debtor agrees, on written notice from Lender, to deliver to Lender promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Lender may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Loan Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  The sole duty of Lender with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Lender so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Lender. Debtor hereby authorizes and directs Lender to deposit into a special collateral account to be established and maintained by Lender all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Lender may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Lender and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Lender shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Lender in a commercially reasonable manner; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7  Notices. All notices, requests and demands to or upon Lender or Debtor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Lender.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11  Submission to Jurisdiction.

(a) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE DELIVERED CARE OF BORROWERS.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guarantor Security Agreement has been executed as of the day and year first above written.

XENI MEDICAL BILLING, CORP.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership By: Total Capital Management, LLC, a Florida limited liability company, as its General Partner
By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

GUARANTOR SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of November 14, 2008, by and between PATIENT PAYMENT SOLUTIONS, INC., a Florida corporation (“Debtor”), and DEBT OPPORTUNITY FUND, LLLP, a limited liability limited partnership organized under the laws of the State of Florida (the “Lender”).

RECITALS

A. Guarantor is either a direct or an indirect wholly-owned subsidiary of MDwerks, Inc., a Delaware corporation (“MDwerks”).

B.  Pursuant to a Loan and Securities Purchase Agreement of even date herewith by and between Lender, MDwerks, and Xeni Financial Services, Corp. (together with MDwerks, the “Borrowers”), a Florida corporation (as amended or modified from time to time, the “Loan Agreement”), the Borrowers borrowed up to $10,300,000 from Lender (the “Loan”) evidenced by the issuance of a Senior Secured Promissory Note in the form attached thereto (the “Note”).

C. Guarantor executed and delivered a guaranty to Lender as provided in the Loan Agreement (the “Guaranty”).

D. It is a condition precedent to the Loan that Debtor execute and deliver to Lender a security agreement in the form hereof to secure it obligations, covenants and agreements contained in the Guaranty. This is the Guarantor Security Agreement referred to in the Loan Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Lender as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the respective meanings given to them in the Loan Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Lender from time to time and pledged as additional security for the Obligations;

(f) all investment property;

(g) all commercial tort claims; and

(h) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (g), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Loan Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean all debts, liabilities, obligations, covenants and agreements of Debtor arising from or contained in the Guaranty.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Security Agreement. “Security Agreement” shall mean this Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1  The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Lender that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Florida corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Lender promptly upon written request.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Loan Agreement and for sales of Inventory in the ordinary course of business.

3.2  Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Lender (but only to the extent the claim of such Person is subordinate or junior to the Security Interest of Lender) and take such action and execute such financing statements and other documents as Lender may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Loan Agreement.

(b) Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Lender if necessary to ensure the attachment, perfection and priority of, and the ability of Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Lender, and (v) executing such documents and cooperating with the Lender and any third-party to allow Lender to obtain control of any Collateral consisting of deposit accounts or investment property.

3.3 Locations. Give Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate any of the Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Lender as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4 Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. If requested in writing by Lender, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Lender and will provide to Lender certificates of such insurance or copies thereof. If such request is made, and if the existing third-party loss payee agrees to relinquish its position as loss payee, Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Lender, that such insurer will give thirty (30) days written notice to Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Lender’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Lender thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Lender as its interest may appear. Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Lender, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Lender and disbursed and applied at the discretion of Lender, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor after receipt of written notice from Lender to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Lender immediately upon demand, together with interest at an annual rate of 8% from the date of disbursement by Lender to the date of payment by Debtor. If Lender effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Lender with evidence that Debtor or another secured party having cure rights similar to those set forth in this Section 4.1 has obtained insurance as required by this Security Agreement..

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Lender may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Lender, which is reasonably convenient to the parties; and

(b) take possession of all Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e)  receive and open mail addressed to Debtor; and

(f)  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Lender as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Lender may deem necessary to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Lender to notify any and all debtors on the Accounts to make payment directly to Lender (or to such place as Lender may direct); (b) Debtor agrees, on written notice from Lender, to deliver to Lender promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Lender may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Loan Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  The sole duty of Lender with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Lender so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Lender. Debtor hereby authorizes and directs Lender to deposit into a special collateral account to be established and maintained by Lender all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Lender may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Lender and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Lender shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Lender in a commercially reasonable manner; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Lender. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7  Notices. All notices, requests and demands to or upon Lender or Debtor (to be delivered care of Borrowers) shall be delivered in the manner set forth in Section 12.6 of the Loan Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Lender.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11  Submission to Jurisdiction.

(a) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 OF THE LOAN AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE DELIVERED CARE OF BORROWERS.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guarantor Security Agreement has been executed as of the day and year first above written.

PATIENT PAYMENT SOLUTIONS, INC.

By:	/s/ Howard B. Katz
	Name:	Howard B. Katz
	Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership By: Total Capital Management, LLC, a Florida limited liability company, as its General Partner
By:	/s/ Sean Lyons
	Name:	Sean Lyons
	Title:	Manager

FOR IMMEDIATE RELEASE

MDWERKS SECURES FINANCING COMMITMENT FOR UP TO $10,014,000 TO FUND
MEDICAL CLAIM PURCHASES FROM A PROSPECTIVE NEW CLIENT

DEERFIELD BEACH, Fla. – November 20, 2008 — MDwerks, Inc. (OTCBB: MDWK) (“the Company”), a provider of innovative web-based, electronic claims management and funding solutions for healthcare professionals and related businesses, and its wholly owned subsidiary Xeni Financial Services, Corp. announced today that they have signed a Loan and Securities Purchase Agreement with a lender to provide financing with net proceeds to the Company of up to approximately $10,014,000. Substantially all of the proceeds from the financing will be used to purchase workers compensation pharmaceutical claims under a definitive agreement currently being negotiated between Xeni Financial Services, Corp. and a prospective new client.

Complete terms and conditions of the transaction are described in the SEC Form 8-K, which will be filed today.

Howard Katz, CEO, MDwerks, Inc., who was actively involved with securing the financing, stated "We are very pleased to consummate this financing transaction and are gratified by the confidence our lender has placed in the future of MDwerks. This financing is an important element of our business plan and provides the Company with resources needed to support revenue growth.” Mr. Katz added that he and the MDwerks team were continuing negotiations with the prospective new client and the Company expected to finalize that agreement within the next two weeks.”

About MDwerks, Inc.

MDwerks, Inc., (OTCBB: MDWK), based in Deerfield Beach, Florida, provides healthcare professionals with automated electronic insurance claims management solutions and advance funding and purchasing of medical claims.

MDwerksTM solutions comprise an innovative web-based, HIPAA-compliant system of comprehensive administrative and financial services designed for healthcare practices of all sizes and specialties whether in a single or multi-location operation. Financial lenders, healthcare payers and other related businesses also benefit from MDwerks' solutions. For more information about the Company, please visit www.mdwerks.com.

MDwerks, Inc.	Page 2
November 20, 2008

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of MDwerks' Securities and Exchange Commission filings available at http://www.sec.gov.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL:
MDwerks, Inc., Deerfield Beach, Florida		The Equity Group Inc., New York, NY
Vincent Colangelo		Adam Prior
Chief Financial Officer		(212) 836-9606
954-389-8300		aprior@equityny.com
management@mdwerks.com		www.theequitygroup.com